                                                                                                                           EXHIBIT 10.1

                                           AMENDED AND RESTATED Loan and Security Agreement

                                                             by and among

                                                THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                                              As Lenders,

                                            WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN)

                                                               as Agent

                                                                  and

                                                             PC MALL, INC.
                                                          PC MALL SALES, INC.
                                                           ELINUX.COM, INC.
                                                              CCIT, INC.
                                                       WF ACQUISITION SUB, INC.
                                                         COMPUTABILITY LIMITED
                                                           AF SERVICES, LLC
                                                           PC MALL GOV, INC.
                                                              SIFY, INC.
                                                             ONSALE, INC.
                                                         AV ACQUISITION, INC.
                                                       MALL ACQUISITION 1, INC.
                                                                  and
                                                       MALL ACQUISITION 2, INC.
                                                             as Borrowers

                                                      Dated: As of August 1, 2005

                                           AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         This Amended and Restated Loan and Security Agreement (this "Agreement"),dated as of August 1, 2005, is entered into by and among the financial institutions from time to time parties hereto, whether by execution of an Assignment and Acceptance Agreement (as defined below) or this Agreement (each a "Lender" and collectively "Lenders"), WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), a
California corporation formerly known as Congress Financial Corporation (Western), as administrative and collateral agent for Lenders
(in such capacity "Agent"), and PC MALL, INC., a Delaware corporation formerly known as Idea Mall, Inc. ("PC Mall"), PC MALL SALES,
INC., a California corporation formerly known as Creative Computers, Inc. ("PC Mall Sales"),  ELINUX.COM, INC., a Delaware
corporation ("eLinux"), CCIT, INC., a Delaware corporation formerly known as Creative Computers Integrated Technologies, Inc.
("CCIT"), WF ACQUISITION SUB, INC., a Delaware corporation ("WF Sub"), COMPUTABILITY LIMITED, a Delaware corporation
("Computability"), AF SERVICES, LLC, a Delaware limited liability company, as successor by merger to AF Services, Inc. ("AF
Services"), PC MALL GOV, INC., a Delaware corporation ("PCMG"), SIFY, INC., a Delaware corporation formerly known as ClubMac, Inc.
("SIFY"), ONSALE, INC., a Delaware corporation ("Onsale"), AV ACQUISITION, INC., a Delaware corporation ("AV Acquisition"), MALL
ACQUISITION 1, INC., a Delaware corporation formerly known as PCM.com, Inc. ("Acquisition 1") and MALL ACQUISITION 2, INC., a
Delaware corporation formerly known as PCMall.com, Inc. ("Acquisition 2"), jointly and severally as co-borrowers (each a "Borrower"
and collectively "Borrowers").

                                                         W I T N E S S E T H:

         WHEREAS, Congress Financial Corporation (Western), now known as Wachovia Capital Finance Corporation (Western), and
Borrowers previously have entered into that certain Loan and Security Agreement dated March 7, 2001, as amended by that certain First
Amendment to Loan and Security Agreement and Other Financing Agreements dated as of August 23, 2002, Second Amendment to Loan and
Security Agreement and Other Financing Agreements dated as of October 31, 2002, Third Amendment to Loan and Security Agreement dated as of March,  2003, Fourth Amendment to Loan and Security Agreement dated as of May 14, 2004, Fifth Amendment to Loan and Security
Agreement dated as of May 31, 2004, and Sixth Amendment to Loan and Security Agreement dated as of February 10, 2005 (as amended, the
"Original Loan Agreement"), pursuant to which Congress Financial Corporation (Western), now known as Wachovia Capital Finance
Corporation (Western), has provided certain loans and other financial accommodations to Borrowers; and

         WHEREAS, the parties hereto have agreed to amend and restate in their entirety the agreements contained in the Original Loan
Agreement as amongst themselves; and

         WHEREAS, as affiliated companies under the common ownership of PC Mall, the financial success of each Borrower is largely dependant on the financial success of the other Borrowers.  Although certain of the Borrowers operate separate and distinct core businesses in designated geographical areas, administrative and other service functions are performed for all of the Borrowers under the auspices of AF Services and all of the Borrowers are providing technology-related goods and services for the ultimate benefit of
PC Mall and its shareholders.  It would be extremely impractical and unfeasible for each Borrower to report separately its Eligible
Accounts and Eligible Inventory and to receive separately the proceeds of advances based upon such Borrower's Eligible Accounts and
Eligible Inventory alone.  Borrowers have therefore requested that Agent and Lenders make funds available to all Borrowers based upon all of their Eligible Accounts and Eligible Inventory.  All advances and credit accommodations will thereby benefit all of the
Borrowers by providing an available source of credit for all of the Borrowers, as needed, to fund their working capital needs; and

         WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as administrative and collateral agent for Lenders on the terms and conditions set forth herein and in the other Financing Agreements (as defined below); and

         WHEREAS, each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Original
Loan Agreement, as amended and restated hereby, and the other Financing Agreements effective as of the date hereof;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS.

         All terms used herein which are defined in Article 1 or Article 9 of the California Uniform Commercial Code shall have the respective meanings given therein unless otherwise defined in this Agreement.  All references to the plural herein shall also mean the singular and to the singular shall also mean the plural.  All references to Agent, Lenders and Borrowers  pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.
The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.  An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3.  Any accounting term used herein unless otherwise defined in this Agreement shall have the meaning customarily given to such term in accordance with GAAP.  For purposes of this
Agreement, the following terms shall have the respective meanings given to them below.

1.1      "Accounts" shall mean all present and future rights of Borrowers to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

1.2      "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum
(rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to:  (i)one (1) minus (ii)the Reserve Percentage.  For purposes hereof, "Reserve
Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans.  The Adjusted
Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

1.3      "Adjusted Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to:  (a) the difference between:  (i) the aggregate net book value of all assets of such Person and its subsidiaries, excluding Intangible Assets, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) plus (b) indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Agent.

1.4      "Apple Computer" shall mean Apple Computer, Inc., a California corporation.

1.5      "Apple Intercreditor Agreement" shall mean that certain Intercreditor and Release Agreement dated as of March 7, 2001 between Apple Computer and Congress Financial Corporation (Western), now known as Wachovia Capital Finance Corporation (Western), as lender under the Original Loan Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.6      "Appraised Liquidation Value" shall mean, with respect to Eligible Inventory, the appraised value of such Eligible
Inventory, expressed as a percentage of the Value thereof, as determined by Agent as of any date on an "orderly liquidation" basis, net of all estimated liquidation expenses, shrinkage and markdowns, pursuant to an appraisal conducted, at Borrowers' expense, by an independent appraisal firm acceptable to Agent or such value as otherwise determined by Agent in its sole discretion.

1.7      "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section
13.5 hereof.

1.8      "Availability Reserves" shall mean, as of any date of determination, such amounts as Agent may from time to time establish and revise in its commercially reasonable discretion reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers under the lending formula(s) provided for herein:  (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, do affect either (i) the Collateral or any other property which is security for the Obligations or its value or (ii) the security interests and other rights of Agent in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or any Obligor to any Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect any state of facts which Agent determines in good faith constitutes an Event of Default.  Without limiting the generality of the foregoing, Agent (i) shall establish on the date hereof and maintain throughout the term of this Agreement and throughout any renewal term an Availability Reserve for an amount equal to two (2)
months (or one (1) month in the case of the warehouse in Tennessee) of Borrowers' gross rent and other obligations as lessee for each leased premises of Borrowers which is either a warehouse location or is located in a state where a landlord may be entitled to a priority lien on Collateral to secure unpaid rent and with respect to each such property the landlord has not executed a form of waiver and consent acceptable to Agent, (ii) shall establish on the date hereof and maintain throughout the term of this Agreement and throughout any renewal term an Availability Reserve for an amount equal to the greater of the Value of the Inventory subject to the security interest of Apple Computer (or any other Persons who hold a security interest prior to Agent in the sale proceeds of
Inventory, unless and until those Persons have released or subordinated their security interests against Borrowers in a manner satisfactory to Agent) or the sum of the Borrowers' payables and accrued payables to Apple Computer (or such other Persons), provided, that, the Availability Reserve for the sum of such payables to Apple Computer shall be based upon the amounts reported from time to time by Apple Computer to Agent pursuant to the Apple Intercreditor Agreement, as such amounts may be reduced by wire transfers made by Agent to Apple Computer upon the written instructions of Borrowers, and (iii) shall establish on the date hereof and maintain throughout the term of this Agreement and throughout any renewal term Availability Reserves for Letter of Credit
Accommodations as provided in Section 2.2(c) hereof and without duplication of Section 2.2(c).

1.9      "Blocked Account" shall have the meaning set forth in Section 6.3 hereof.

1.10     "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which the Reference Bank,
Agent and each Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any
Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

1.11     "Closing Date" shall mean the date on which all of the conditions precedent set forth in Section 4 hereof are fully satisfied.

1.12     "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.13     "Collateral" shall have the meaning set forth in Section 5 hereof.

1.14     "Commitment" shall mean, as to any Lender, the Revolving Loan Commitment of such Lender, the Term Loan Commitment of such
Lender, if any or the Total Commitment of such Lender, as the context requires.

1.15     "Credit Card/Check Processing Agreements" shall mean all agreements now or hereafter entered into by any Borrower with any
Credit Card Issuer or Credit Card/Check Processor as the same may now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.16     "Credit Card Issuer" shall mean any person who issues or whose members issue credit cards used by customers of any Borrower to purchase goods, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards, and American Express, Discover, Diners Club, Carte Blanche, and other non-bank credit or debit cards.

1.17     "Credit Card/Check Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilities, services, processes, collects, guarantees or manages the credit authorization, billing transfer and/or payment from a
Credit Card Issuer or on a check and other procedures with respect to any sales transactions of any Borrower involving credit card, debit card or check purchases by customers.

1.18     "Credit Card/Check Processing Receivables" shall mean all Accounts consisting of the present and future rights of any
Borrower to payment by Credit Card Issuers or Credit Card/Check Processors for merchandise sold and delivered to customers of such
Borrower who have purchased such goods using a credit card, debit card or check.

1.19     "Defaulting Lender" shall have the meaning set forth in Section 6.10(d) hereof.

1.20     "Eligible Accounts" shall mean Accounts created by Borrowers which are and continue to be acceptable to Agent based on the criteria set forth below.  In general, Accounts shall be Eligible Accounts if:

(a)      such Accounts arise from the actual and bona fide sale and delivery of goods by Borrowers in the ordinary course of their business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b)      in the case of Credit Card/Check Processing Receivables, such Accounts are not unpaid more than five (5) days after the date of the original invoice for them, and in the case of all other Accounts, such Accounts are not unpaid more than one hundred twenty
(120) days after the date of the original invoice for them and are not unpaid more than sixty (60) days after the original due date for them;

(c)      such Accounts comply with the terms and conditions contained in Section 7.2(d) of this Agreement, and in the case of Credit
Card/Check Processing Receivables, Agent shall have received a direction letter duly executed and delivered by the Credit Card Issuer or Credit Card/Check Processor with respect thereto in form and substance reasonably satisfactory to Agent;

(d)      such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent (except for returns made in the ordinary course of business and in accordance with Borrowers' present practices);

(e)      the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or
Canada, or, at Agent's option, if either:  (i) the account debtor has delivered to Borrowers an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and, if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Agent, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

(f)      such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

(g)      the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by any Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

(h)      there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts
(other than the collectability of such Accounts by Agent by virtue of the Federal Assignment of Claims Act of 1940, as amended or any similar state or local law, if applicable), or reduce the amount payable or delay payment thereunder;

(i)      such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

(j)      neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with any Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise; provided that, up to $5,000,000 of the Accounts of eCost.com, Inc. may, at Agent's commercially reasonable discretion and subject to the other eligibility criteria set forth herein, be deemed Eligible Accounts;

(k)      there are no proceedings or actions which are threatened or pending against the account debtors with respect to such
Accounts which might result in any material adverse change in any such account debtor's financial condition;

(l)      such Accounts of a single account debtor or its affiliates do not constitute more than fifteen percent (15%) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

(m)      such Accounts are not owed by an account debtor who has Accounts unpaid more than one hundred twenty (120) days after the date of the original invoice for them or more than sixty (60) days after the original due date for them which constitute more than fifty percent (50%) of the total Accounts of such account debtor;

(n)      such Accounts are not owed by consumers;

(o)      such Accounts are not service Accounts (other than for a manufacturer or other third party warranty contract);

(p)      if a bankruptcy petition is filed by or against any Borrower, and without limiting Lender's rights and remedies upon such filing, such Accounts are not generated from the sale of Inventory subject to the security interest of IBM Credit Corporation;

(q)      such Accounts are owed by account debtors deemed creditworthy at all times by Agent, as determined by Agent in its commercially reasonable discretion; and

(r)      such Accounts owed by the United States of America, any State, political subdivision, agency or instrumentality thereof, with respect to which Borrowers have not fully complied with the Federal Assignment of Claims Act of 1940, as amended, or any similar state or local law, if applicable, do not constitute more than twenty percent (20%) of all otherwise Eligible Accounts (but the portion of such Accounts not in excess of such percentage may be deemed Eligible Accounts).

Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

1.21     "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrowers which are located at Borrowers' warehouse location(s) or retail store(s) and which are acceptable to Agent based on the criteria set forth below.  In general, Eligible Inventory shall not include (a) raw materials or work-in-process; (b)
components which are not part of finished goods; (c) spare parts for equipment (it being understood that parts held for sale in their then current condition shall not be deemed spare parts for these purposes); (d) packaging and shipping materials; (e) supplies and fixed assets used or consumed in Borrowers' business; (f)Inventory at premises other than those owned or controlled by Borrowers, except if Agent shall have received an agreement in writing from the person in possession of such Inventory in form and substance satisfactory to Agent acknowledging Agent's priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Agent access to, and the right to remain on, the premises so as to exercise Agent's rights and remedies and otherwise deal with the Collateral; (g) Inventory in transit, unless such Inventory is in transit to one of
Borrowers' retails stores or warehouse locations under a Letter of Credit Accommodation hereunder, and the bill of lading covering such Inventory names Agent as consignee and otherwise contains terms acceptable to Agent, and all originals of such bill of lading are in the possession of Agent, Reference Bank or another bailee acceptable to Agent; (h)Inventory subject to a security interest or lien in favor of any person other than Agent except those permitted in this Agreement; (i) bill and hold goods; (j) unserviceable or obsolete Inventory; (k) Inventory which is not subject to the valid and perfected security interest of Agent, for itself and the ratable benefit of Lenders; (l) returned (except for closed box returns), damaged and/or defective Inventory; (m) Inventory purchased or sold on consignment; (n)Inventory located at service centers; (o)software, books, magazines, manuals, videos and similar
Inventory; (p) Inventory purchased under a Letter of Credit Accommodation that is outstanding as contemplated in Section 2.2(c)(i)
hereof, and (q) Inventory subject to the security interest of IBM Credit Corporation or Hewlett-Packard Company.  Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

1.22     "Eligible Transferee" shall mean (a) any affiliate of Lender; (b) any other commercial bank or other financial institution and (c) any "accredited investor" (as defined in Regulation D under the Securities Act of 1933) approved by Agent, and except as otherwise provided in Section 13.5 hereof, as to any such other commercial bank or other financial institution or any such accredited investor, as approved by Borrowers, such approval of Borrowers not to be unreasonably withheld, conditioned or delayed and such approval to be deemed given by Borrowers if no objection from Borrowers is received within ten (10) Business Days after written notice of such proposed assignment has been provided by Agent; provided, that, neither any Borrower nor any affiliate of any Borrower shall qualify as an Eligible Transferee.

1.23     "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety,
(b)relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c)relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.  The term "Environmental Laws" includes (i)the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the
Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act,
the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste
Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide,
Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and
(iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

1.24     "Equipment" shall mean all of Borrowers' now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.25     "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.26     "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower or any of its affiliates under Sections
414(b), 414(c), 414(m) or 414(o) of the Code.

1.27     "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted
Eurodollar Rate in accordance with the terms hereof.

1.28     "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16)
of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other
Eurodollar Rate market selected by Borrowers and approved by Agent) on or about 9:00 a.m.  (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest
Period selected by Borrowers.

1.29     "Eurodollar Rate Margin" based upon the audited net income of Borrowers on a consolidated basis during any twelve (12) month fiscal year shall mean (a) two percent (2.00%) per annum if such audited net income was greater than Two Million Five Hundred
Thousand Dollars ($2,500,000), (b) two and one-quarter percent (2.25%) per annum if such audited net income was equal to or less than
Two Million Five Hundred Thousand Dollars ($2,500,000) but not less than One Dollar ($1), and (c) two and one-half percent (2.50%)
per annum if such audited net income was less than One Dollar ($1), as adjusted pursuant to Section 3.1(d) hereof, provided, that, the Eurodollar Rate Margin shall not be reduced if an Event of Default has occurred and is continuing as determined by Lender.  For the purposes of this Section 1.32, the 'audited net income' of Borrowers on a consolidated basis shall mean such net income as determined in accordance with GAAP based upon the audited financial statements furnished to Agent in accordance with clause 9.6(a)
hereof, without, however, giving effect to any net income or loss of eCost.com, Inc., a Delaware corporation, any extraordinary gains or extraordinary losses, any non-cash write-ups or non-cash write-downs or any options given to Borrowers' employees to acquire the capital stock of PC Mall.

1.30     "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

1.31     "Excess Availability" shall mean the amount, as determined by Agent, calculated at any time, equal to:

(a)      the lesser of (i) the amount of the Revolving Loans available to Borrowers as of such time (based on the applicable advance rates set forth in Section 2.1(a) hereof), subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Credit (less the then outstanding principal amount of the Term Loan), minus

(b)      the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding principal amount of the Term Loan).

1.32     "Final Maturity Date" shall mean March 7, 2008.

1.33     "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.34     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public
Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.15 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Agent prior to the date hereof.

1.35     "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

1.36     "Information Certificates" shall mean the Information Certificates of Borrowers constituting Exhibit B hereto containing material information with respect to Borrowers, their business and assets provided by or on behalf of Borrowers to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.37     "Intangible Assets" shall mean as to any Person (a) all loans or advances to, and other receivables owing from, any officers, employers, subsidiaries or other affiliates of such Person, (b) all investments of such Person, (c) all goodwill of such
Person, and (d) all other assets of such Person deemed intangible under GAAP or determined to be intangible by Agent in good faith.

1.38     "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrowers may elect, the exact duration to be determined in accordance with the customary practice in the applicable
Eurodollar Rate market; provided, that, Borrowers may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

1.39     "Inventory" shall mean all of Borrowers' now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

1.40     "Inventory Advance Rates" shall mean the advance rates applicable to Eligible Inventory as determined in accordance with
Section 2.1(a)(ii)(A).

1.41     "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued, opened or provided by Agent or any Lender for the account of any Borrower or any Obligor or (b) with respect to which Agent on behalf of Lenders has agreed to indemnify the issuer or guaranteed to the issuer the performance by any
Borrower of its obligations to such issuer.

1.42     "Loans" shall mean the Revolving Loans and the Term Loan.

1.43     "Maximum Credit" shall mean, with reference to the Revolving Loans, the Term Loan and the Letter of Credit Accommodations,
the amount of One Hundred Million Dollars ($100,000,000).

1.44     Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

1.45     "New Lending Office" shall have the meaning set forth in Section 6.5(e) hereof.

1.46     "Non-U.S. Lender" shall have the meaning set forth in Section 6.5(e) hereof.

1.47     "Obligations" shall mean any and all Revolving Loans, the Term Loan, the Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Borrower to Agent or any Lender and/or any of their respective affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or any Lender.

1.48     "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

1.49     "Original Loan Agreement" shall have the meaning set forth in the recitals hereto.

1.50     "Other Taxes" shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements.

1.51     "Participant" shall mean any person which at any time participates with any Lender in respect of the Loans, the Letter of
Credit Accommodations or other Obligations or any portion thereof.

1.52     "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

1.53     "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.54     "Prime Rate" shall mean the rate from time to time publicly announced by Reference Bank, or its successors, from time to time as its prime rate, whether or not such announced rate is the best rate available at such bank.

1.55     "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based upon the Prime Rate in accordance with the terms hereof.

1.56     "Pro Rata Share" shall mean:

(a)      with respect to a Revolving Loan Lender's obligation to make Revolving Loans and receive payments relative thereto, the fraction (expressed as a percentage) the numerator of which is such Lender's Revolving Loan Commitment and the denominator of which is the aggregate amount of all of the Revolving Loan Commitments of Revolving Loan Lenders, as adjusted from time to time in accordance with the provisions of Section 13.5 hereof; provided, that, if the Revolving Loan Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Revolving Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Revolving Loans and Letter of Credit Accommodations; and

(b)      with respect to a Term Loan Lender's obligation to make Term Loans and receive payments relative thereto, the fraction
(expressed as a percentage) the numerator of which is such Lender's Term Loan Commitment and the denominator of which is the aggregate amount of all of the Term Loan Commitments of Term Loan Lenders, as adjusted from time to time in accordance with Section
13.5 hereof, provided, that, if the Term Loan Commitments have been terminated, the numerator shall be the unpaid amount of such
Lender's Term Loans and the denomination shall be the aggregate amount of all unpaid Term Loans; and

(c)      with respect to all other matters (including the indemnification obligations arising under Section 12.5 hereof), the fraction (expressed as a percentage) the numerator of which is such Lender's Total Commitment to make Loans and the denominator of which is the aggregate amount of all of the Total Commitments of Lenders.

1.57     "PTCE 95-60" shall have the meaning set forth in Section 13.5(a) hereof.

1.58     "Real Estate" shall mean the real estate owned by Creative Computers and commonly known as 1505 Wilshire Boulevard, Santa
Monica, California.

1.59     "Records" shall mean all of Borrowers' present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of
Borrowers with respect to the foregoing maintained with or by any other person).

1.60     "Reference Bank" shall mean Wachovia Bank, National Association, its successor or such other bank as Agent may from time to time designate.

1.61     "Register" shall have the meaning set forth in Section 13.5(b) hereof.

1.62     "Report" and "Reports" shall have the meaning set forth in Section 12.10(a) hereof.

1.63     "Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares, based on their respective Total
Commitments, aggregate sixty-six and two-thirds (66 2/3%) percent or more of the aggregate of the Total Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds (66 2/3%) percent of the then outstanding Obligations are owing.

1.64     "Revolving Loan Commitment" shall mean, at any time, as to each Revolving Loan Lender, the principal amount set forth below such Lender's signature on the signature pages hereto designated as the Revolving Loan Commitment or on Schedule 1 to the Assignment
and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.5 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as
"Revolving Loan Commitments."

1.65     "Revolving Loan Lenders" shall mean, collectively, those Lenders making Revolving Loans or providing Letter of Credit
Accommodations and their respective successors and assigns; sometimes being referred to herein individually as a "Revolving Loan
Lender."

1.66     "Revolving Loans" shall mean the loans now or hereafter made by or on behalf of any Revolving Loan Lender or by Agent for the ratable account of any Revolving Loan Lender, to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

1.67     "Settlement Period" shall have the meaning set forth in Section 6.10(b) hereof.

1.68     "Slow Moving Inventory" shall mean Inventory held by Borrowers for more than one hundred twenty (120) days.

1.69     "Special Agent Advances" shall have the meaning set forth in Section 12.11(a) hereof.

1.70     "Taxes" shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Lender, such taxes (including income taxes, franchise taxes or capital taxes) as are imposed on or measured by such Lender's net income or capital by any jurisdiction (or any political subdivision thereof).

1.71     "Term Loan Commitment" shall mean, at any time, as to each Term Loan Lender, the principal amount set forth below such
Lender's signature on the signature pages hereto designated as the Term Loan Commitment or on Schedule 1 to the Assignment and
Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.5 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Term
Loan Commitments."

1.72     "Term Loan Lenders" shall mean, collectively, those Lenders who have made the Term Loans, and their respective successors and assigns; sometimes being referred to herein individually as a "Term Loan Lender."

1.73     "Term Loans" shall have the meaning set forth in Section 2.3 hereof; sometimes being referred to herein individually as a
"Term Loan."

1.74     "Term Notes" shall mean, collectively, those certain Term Promissory Notes, of even date herewith, issued by Borrowers to each Term Loan Lender, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.75     "Total Commitment" shall mean, at any time, as to each Lender, the principal amount set forth below such Lender's signature on the signature pages hereto designated as the Total Commitment or on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender become a Lender hereunder in accordance with the provisions of Section 13.5 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Total Commitments."

1.76     "Transferee" shall have the meaning set forth in Section 6.5(a) hereof.

1.77     "UCC" shall mean the Uniform Commercial Code as in effect in the State of California, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of
California on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine.

1.78     "Value" shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost under the first-in-first-out method, net of vendor discounts or (b) market value.

SECTION 2.        CREDIT FACILITIES.

2.1      Revolving Loans.

(a)      Subject to, and upon the terms and conditions contained herein, each Revolving Loan Lender severally (and not jointly)
agrees to fund its Pro Rata Share of  Revolving Loans to Borrowers from time to time in amounts requested by Borrowers up to the amount equal to the sum of:

(i)      eighty-five percent (85%) of the Net Amount of Eligible Accounts, provided, that, such percentage advance rate shall be reduced by one percent (1%) for each percentage point by which the dilution rate on the Accounts, as determined by Lender in good faith based on the ratio of (A)the aggregate amount of reductions in Accounts other than as a result of payments in cash, to (B)the aggregate amount of total sales, exceeds five percent (5%), and provided further, that, the total sum available under this Section
2.1(a)(i) based upon Credit Card/Check Processing Receivables shall not exceed Seven Million Five Hundred Thousand Dollars
($7,500,000) at any time; plus

(ii)     the lesser of:

(A)      the sum of (1)sixty percent (60%) of the Value of Eligible Inventory not consisting of office supplies (held for sale by
Borrowers), refurbished Inventory, Slow Moving Inventory, or the Inventory described in clause (3) immediately below, not to exceed eighty-five percent (85%) of the Appraised Liquidation Value of such Eligible Inventory, plus (2)the lesser of Two Million Dollars
($2,000,000) or forty percent (40%) of the Value of Eligible Inventory consisting of office supplies (held for sale by Borrowers), refurbished Inventory or Slow Moving Inventory and not consisting of the Inventory described in clause (3) immediately below, not to exceed eighty-five percent (85%) of the Appraised Liquidation Value of such Eligible Inventory, plus (3) seventy-five percent (75%)
of the Value of Eligible Inventory that is in its original closed box, that has been held by Borrowers no more than one hundred twenty (120) days, and for which Apple Computer, upon its repossession thereof, is committed to credit the sum of the purchase prices thereof, net of certain rebates and other allowances, pursuant to the terms and provisions of the Apple Intercreditor Agreement, provided, that, the total sum available under this Section 2.1(a)(ii)(A) based upon Eligible Inventory that is in transit from Apple
Computer to Borrowers shall not exceed Two Million Dollars ($2,000,000) at any time, unless Borrowers have provided Agent with a current borrowing base certificate (separately identifying such in-transit Eligible Inventory) and a current certificate of
Borrowers' payables and accrued payables to Apple Computer (with such supporting documentation as Agent may reasonably request and separately identifying the payables owing for Inventory in transit from Apple Computer to Borrowers), which certificates shall be in form reasonably satisfactory to Agent, in which case, for a period of five (5) Business Days after Lender's receipt and satisfactory review of such certificates, the total sum available hereunder based upon such in-transit Eligible Inventory shall not exceed Ten
Million Dollars ($10,000,000); or

(B)      Forty Million Dollars ($40,000,000), provided, that, such amount shall be reduced to (1) Thirty Million Dollars
($30,000,000) if the turn of Borrowers' Inventory is slower than twenty-five (25) days but not slower than thirty (30) days, as determined by Agent on a rolling six (6) month basis in accordance with Exhibit C attached hereto as the product of three hundred sixty (360) times the quotient of the average total Value of Inventory, divided by the cost of all Inventory sold, and (2) Twenty
Million Dollars ($20,000,000) if such turn of Borrowers' Inventory is slower than thirty (30) days, and provided further, that, if
Borrowers do not provide Agent, on or before the tenth (10th) Business Day of any month, with a certificate (in form satisfactory to
Agent) that such turn of Borrowers' Inventory was not slower than a specified number of days during the six (6) months ending on the last day of the immediately preceding month, then such amount shall be reduced to Twenty Million Dollars ($20,000,000), minus

(iii)    the then undrawn amounts of outstanding Letter of Credit Accommodations, multiplied by the applicable percentages as provided for in Section 2.2(c)(i) or Section 2.2(c)(ii) hereof; minus

(iv)     any Availability Reserves.

(b)      Agent may, in its commercially reasonable discretion, from time to time, upon not less than ten (10) days prior notice to
Borrowers reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent determines that:

(i)      the number of days of the turnover, or the mix, of such Inventory for any period has changed in any materially adverse respect; or

(ii)     the nature and quality of the Inventory has deteriorated in any material respect.  In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible
Accounts, Eligible Inventory or in establishing Availability Reserves.

(c)      Except in Agent's discretion, with the consent of all Lenders, the aggregate amount of the Loans, the Letter of Credit
Accommodations and other Obligations outstanding at any time shall not exceed the Maximum Credit.  In the event that the outstanding amount of any component of the Loans and Letter of Credit Accommodations, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations and other Obligations, exceeds the amounts available under the lending formulas set forth in Section 2.1(a)
hereof, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Agent or any Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent, for the ratable benefit of Lenders, the entire amount of any such excess(es) for which payment is demanded.

(d)      For purposes only of applying the sublimit on Revolving Loans based on Eligible Inventory pursuant to Section 2.1(a)(ii)(B)
Agent may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible
Inventory as Revolving Loans to the extent Agent is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations.  In determining the actual amounts of such
Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Availability
Reserves shall be attributed first to any components of the lending formulas in Section2.1(a) that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

2.2      Letter of Credit Accommodations.

(a)      Subject to, and upon the terms and conditions contained herein, at the request of Borrowers, Agent agrees, for the ratable risk of each Revolving Loan Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of Borrowers containing terms and conditions acceptable to Agent and the issuer thereof.  Any payments made by Agent or any
Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrowers pursuant to this Section 2.

(b)      In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit
Accommodations, Borrowers shall pay to Agent for the benefit of Revolving Loan Lenders, a letter of credit fee at a rate equal to one and one-half percent (1.50%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month; provided, however, that so long as no Event of Default has occurred and is continuing, such letter of credit fee shall not be charged on any Letter of Credit
Accommodations up to an aggregate outstanding sum of Twenty Million Dollars ($20,000,000) that are issued in favor of any financial institution providing floor plan financing to Borrowers, and provided, further, that so long as no Event of Default has occurred and is continuing, such letter of credit fee on any Letter of Credit Accommodations issued in favor of any such floor planning financial institutions that exceed Twenty Million Dollars ($20,000,000) in the aggregate outstanding shall be at a rate equal to one percent
(1.0%) per annum.  Notwithstanding the foregoing, such letter of credit fee shall be increased, at Agent's option without notice, to three and one-half percent (3.50%) per annum upon the occurrence and during the continuation of an Event of Default, and for the period on or after the date of termination or non-renewal of this Agreement.  Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

(c)      No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit
Accommodations, the Revolving Loans available to Borrowers (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than:

(i)      if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of:

(A)      the product of the Value or Appraised Liquidation Value of such Eligible Inventory multiplied by one minus the Inventory
Advance Rate under Section 2.1(a)(ii)(A) as applicable, plus

(B)      freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrowers' locations for Eligible Inventory within the United States of America; and

(ii)     if the proposed Letter of Credit Accommodation is for standby letters of credit guaranteeing the purchase of Eligible
Inventory or for any other purpose, an amount equal to one hundred percent (100%) of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto.

Effective on the issuance of each Letter of Credit Accommodation, the amount of Revolving Loans which might otherwise be available to
Borrowers shall be reduced by the applicable amount set forth in this Section 2.2(c).

(d)      An Availability Reserve shall be established in the amount set forth in Section 2.2(c)(i) upon the placement of the order for the purchase of the subject Inventory.  Effective upon the issuance of each Letter of Credit Accommodation for a purpose other than the purchase of Inventory, an Availability Reserve shall be established in the amount set forth in Sections 2.2(c)(ii) or (iii), as applicable.

(e)      Except in Agent's discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith shall not at any time exceed Forty Million Dollars ($40,000,000); provided, that, if the sublimit on Revolving Loans based upon Eligible Inventory pursuant to Section 2.1(a)(ii)(B) is reduced to a lesser amount, the amount of all Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory and all other commitments and obligations made or incurred by Lenders in connection therewith shall not exceed such lesser amount.  At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit
Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrowers shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

(f)      Each Borrower shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto (excluding any of the foregoing to the extent arising from the gross negligence or willful misconduct of Agent or any Lender), including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation.  Each
Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit
Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent.  Each Borrower assumes all risks for, and agree to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of
Credit Accommodations or any documents, drafts or acceptances thereunder.  Each Borrower hereby releases and holds Agent and each
Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by such Borrower, by any issuer or correspondent or otherwise, unless caused by the gross negligence or willful misconduct of Agent or such Lender, with respect to or relating to any Letter of Credit Accommodation.  The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

(g)      Nothing contained herein shall be deemed or construed to grant Borrowers any right or authority to pledge the credit of
Agent or any Lender in any manner.  Neither Agent nor any Lender shall have any liability of any kind with respect to any Letter of
Credit Accommodation provided by an issuer other than Agent or any Lender, unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation.  Each
Borrower shall be bound by any interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of such Borrower.  At any time an Event of Default exists or has occurred and is continuing, Agent shall have the sole and exclusive right and authority to, and no Borrower shall, without the prior written consent of Agent:  (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods or (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and  at all times, (iv)grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (v) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.  Agent may take such actions either in its own name or in any
Borrower's name.

(h)      Any rights, remedies, duties or obligations granted or undertaken by any Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any
Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower to Agent for the ratable benefit of Lenders.  Any duties or obligations undertaken by Agent or any Lender to any issuer or correspondent in any application for any
Letter of Credit Accommodation, or any other agreement by Agent or any Lender in favor of any issuer or correspondent relating to any
Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers to Agent and Lenders and to apply in all respects to Borrowers.

2.3      Term Loan.

(a)      Congress Financial Corporation (Western), now known as Wachovia Capital Finance Corporation (Western) as lender under the
Original Loan Agreement made a term loan to Borrowers as evidenced by that certain Fourth Amended and Restated Term Promissory Note dated June 16, 2004 in the original principal sum of $3,500,000 and with an outstanding principal balance of $2,916,662.  Subject to the terms and conditions contained herein, each Term Loan Lender severally (and not jointly) agrees to make a term loan to Borrowers
(each a "Term Loan" and collectively the "Term Loans") on the Closing Date in an amount equal to such Term Loan Lender's Pro Rata
Share of such outstanding principal balance.  The Term Loans shall be (a) evidenced by the Term Notes, (b) repaid with interest in accordance with this Agreement, the Term Notes and other Financing Agreements, and (c) secured by all of the Collateral.

(b)      Notwithstanding anything to the contrary contained herein, the Real Estate may be sold or refinanced and Agent shall release its liens against the Real Estate in connection with the sale or refinance thereof, provided, that, (i) no Default or Event of
Default has occurred and is continuing, (ii) the net proceeds of the sale or refinance are remitted to Agent for application first to any principal outstanding on the Term Loans and any accrued but unpaid interest thereon, and then to any other Obligations, and (iii)
upon the application of such net proceeds that are payable in cash on the closing of the sale or refinance, any principal outstanding on the Term Loans and any accrued but unpaid interest thereon would be paid and satisfied in full and the Excess Availability would not be less than Seven Million Dollars ($7,000,000).  Upon any refinance of the Real Estate in accordance with the foregoing, any indebtedness secured solely by the Real Estate and any lien against the Real Estate securing such indebtedness will be permitted for the purposes of Sections 9.8 and 9.9 hereof.

2.4      Commitments.  The aggregate amount of each Revolving Loan Lender's Pro Rata Share of the Revolving Loans and Letter of
Credit Accommodations shall not exceed the amount of such Lender's Revolving Loan Commitment, as the same may from time to time be amended with the written acknowledgment of Agent.  The aggregate amount of each Term Loan Lender's Pro Rata Share of the Term Loans shall not exceed the amount of such Lender's Term Loan Commitment, as the same may from time to time be amended, with the written acknowledgment of Agent.

SECTION 3.        INTEREST AND FEES.

3.1      Interest.

(a)      Except as provided in Sections 3.1(b), (c), (d) and (e) below, Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the non-contingent Obligations at the Prime Rate.

(b)      Borrowers may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing
Eurodollar Rate Loans continue for an additional Interest Period.  Such request from Borrowers shall specify the amount of the Prime
Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans.  Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from Borrowers, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such
Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrowers from time to time for requests by Borrowers for Eurodollar
Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar
Rate Loans must be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the
Eurodollar Rate Loans at any time requested by Borrowers shall not exceed the amount equal to eighty-five percent (85%) of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Agent (but with no obligation of Lenders to make such Loans) and (vii) each Revolving Loan Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrowers.  Any request by Borrowers to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable.  Notwithstanding anything to the contrary contained herein,
Agent, Revolving Loan Lenders and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent, Revolving Loan Lenders and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

(c)      Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest
Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof.  Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to
Borrowers, convert to Prime Rate Loans in the event that (i) an Event of Default or event which, with the notice or passage of time, or both, would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing
Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest
Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the sum of the Revolving Loans then available to Borrowers under Section 2 hereof.  Borrowers shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or
Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate any Revolving Loan Lender, the
Reference Bank or any Participant with any Revolving Loan Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

(d)      Except as provided in Section 3.1(e) below, Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Eurodollar Rate Loans at the rate of two and three-quarters percent (2.75%) per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers as in effect three (3) Business Days after the date of receipt by Agent of the request of Borrowers for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrowers), provided, that, effective on the first day of the calendar month immediately following Agent's receipt of the audited financial statements of Borrowers for any twelve (12) month fiscal year (commencing with the twelve (12) month fiscal year ending December 31, 2000), and Agent's determination that those audited financial statements comply with the requirements set forth in Section 9.6(a)(ii) hereof, such interest rate shall be adjusted to such Adjusted Eurodollar Rate plus the applicable Eurodollar Rate Margin based upon the consolidated net income of
Borrowers during such fiscal year as reflected in those audited financial statements, and provided further, that, such interest rate shall not be reduced if those audited financial statements are qualified under GAAP or if an Event of Default is continuing as determined by Agent, and provided further, that, if the audited financial statements of Borrowers for any fiscal year are not furnished to Agent as and when required under Section 9.6(a)(ii) hereof, such interest rate shall be adjusted to such Adjusted
Eurodollar Rate plus the highest Eurodollar Rate Margin until Agent receives and approves those audited financial statements.

(e)      Notwithstanding the foregoing, Borrowers shall pay to Agent, for the benefit of Lenders, interest, at Agent's option, without notice, at a rate two (2.0%) percent per annum greater than the applicable rate(s) chargeable above:

(i)      on the non-contingent Obligations for the period from and after the date of termination or non-renewal hereof, or the date of the occurrence of an Event of Default, and for so long as such Event of Default is continuing as determined by Agent and until such time as Agent has received full and final payment of all such Obligations (notwithstanding entry of any judgment against
Borrowers); and

(ii)     on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 (whether or not such excess(es), arise or are made with or without Agent's knowledge or consent and whether made before or after an Event of
Default).

All interest accruing hereunder on and after the occurrence of any of the events referred to in this Section 3.1(e) shall be payable on demand.

(f)      Interest shall be payable by Borrowers to Agent, for the benefit of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.  The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs.

3.2      Line Increase Fee.  Borrowers shall pay to Agent, for the benefit of Lenders, as a line increase fee, Sixty-Two Thousand
Five Hundred Dollars ($62,500), which fee shall be fully earned as of and payable on the date hereof.

3.3      Extension Fee.  Borrowers shall pay to Agent, for the benefit of Lenders, as an extension fee, One Hundred Thousand Dollars
($100,000), which fee shall be fully earned as of and payable on the date hereof.

3.4      Syndication Fee.  Borrowers shall pay to Agent, for its own account, as a syndication fee, Twenty-Five Thousand Dollars
($25,000), which fee shall be fully earned as of and payable on the date hereof.

3.5      Loan Servicing Fee.  Borrowers shall pay to Agent, for its own account, a monthly loan servicing fee in an amount equal to
One Thousand Five Hundred Dollars ($1,500), plus out-of-pocket costs and expenses, in respect of Agent's services while this
Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on a monthly basis, in advance, on the first day of each month.

3.6      Unused Line Fee.  Borrowers shall pay to Agent, for the benefit of Lenders, monthly, an unused line fee equal to a rate equal to one-quarter of one percent (0.25%) per annum calculated upon the amount, if any, by which the sum of Sixty Million Dollars
($60,000,000) exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears; provided, that, if the outstanding principal balance of the
Loans and Letter of Credit Accommodations exceeds Seventy-Five Million Dollars ($75,000,000) at any time, the foregoing sum of Sixty
Million Dollars ($60,000,000) shall then be permanently increased to Eighty Million Dollars ($80,000,000).

3.7      Compensation Adjustment.

(a)      If after the date of this Agreement the introduction of, or any change in, any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) having general application to financial institutions of the same type as Agent or any Lender or any Participant, or any interpretation thereof, or compliance by Agent or any Lender or any
Participant therewith:

(i)      subjects Agent or any Lender to any tax, duty, charge or withholding on or from payments due from Borrowers (excluding franchise taxes imposed upon, and taxation of the overall net income of, Agent or any Lender or any Participant), or changes the basis of taxation of payments, in either case in respect of amounts due it hereunder, or

(ii)     imposes or increases or deems applicable any reserve requirement or other reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Agent or any Lender or any Participant, or

(iii)    imposes any other condition the result of which is to increase the cost to Agent or any Lender or any Participant of making, funding or maintaining the Loans or Letter of Credit Accommodations or reduces any amount receivable by Agent or any Lender or any
Participant in connection with the Loans or Letter of Credit Accommodations, or requires Agent or any Lender or any Participant to make payment calculated by references to the amount of loans held or interest received by it, by an amount deemed material by Agent or any Lender or any Participant, or

(iv)     imposes or increases any capital requirement or affects the amount of capital required or expected to be maintained by Agent or any Lender or any Participant or any corporation controlling Agent or any Lender or any Participant, and Agent or any Lender or
any Participant determines that such imposition or increase in capital requirements or increase in the amount of capital expected to be maintained is based upon the existence of this Agreement or the Loans or Letter of Credit Accommodations hereunder, all of which may be determined by Agent's reasonable allocation of the aggregate of its impositions or increases in capital required or expected to be maintained, and the result of any of the foregoing is to increase the cost to Agent or any Lender or any Participant of making, renewing or maintaining the Loans or Letter of Credit Accommodations, or to reduce the rate of return to Agent or any Lender or any
Participant on the Loans or Letter of Credit Accommodations, then upon demand by Agent, Borrowers shall pay to Agent, for the benefit of Lenders, and continue to make periodic payments to Agent, for the benefit of Lenders, such additional amounts as may be necessary to compensate any Lender or any Participant for any such additional cost incurred or reduced rate of return realized.

(b)      A certificate of Agent or any Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error.  Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid and the compensation and the method by which such amounts were determined.  In determining any additional amounts due from Borrowers under this Section 3.5, Agent and each Lender shall act reasonably and in good faith and will, to the extent that the increased costs, reductions, or amounts received or receivable relate to Agent or such Lender's or a
Participant's loans or commitments generally and are not specifically attributable to the Loans and commitments hereunder, use averaging and attribution methods which are reasonable and equitable and which cover all such loans and commitments by Agent or such
Lender or such Participant, as the case may be, whether or not the loan documentation for such other loans and commitments permits
Agent or such Lender or such Participant to receive compensation costs of the type described in this Section 3.5.

3.8      Changes in Laws and Increased Costs of Loans.

(a)      Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Agent to
Borrowers, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation having general application to financial institutions of the same type as Agent, any Lender, Reference Bank or any Participant, as applicable (or the interpretation or administration thereof) shall either (A) make it unlawful for Agent, any Lender, Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Agent, any Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate
Loans by an amount deemed by Agent to be material, or (C) reduce the amounts received or receivable by Agent or such Lender in respect thereof, by an amount deemed by Agent to be material or (ii) the cost to Agent, any Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Agent to be material.  Upon demand by Agent, Borrowers shall pay to Agent, for itself or the applicable Lender (or Agent may, at its option, charge any loan account of
Borrowers) any amounts required to compensate Agent, or the applicable Lender, Reference Bank or any Participant for any loss
(including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof.  A certificate setting forth the basis for the determination of such amount necessary to compensate the Agent or applicable Lender as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.  In determining any additional amounts due from Borrowers under this Section 3.6, Agent or the applicable Lender shall act reasonably and in good faith and will, to the extent that the increased costs, reductions, or amounts received or receivable relate to the Agent's or applicable Lender's or a Participant's loans or commitments generally and are not specifically attributable to the Loans and commitments hereunder, use averaging and attribution methods which are reasonable and equitable and which cover all such loans and commitments by the Agent or applicable Lender or such Participant, as the case may be, whether or not the loan documentation for such other loans and commitments permits the Agent, Lender or such Participant to receive compensation costs of the type described in this Section 3.6.

(b)      If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Agent or the applicable Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral,
Borrowers shall pay to Agent, for itself or the applicable Lender (or Agent may, at its option, charge any loan account of Borrowers)
any amounts required to compensate Agent, or the applicable Lender, Reference Bank or any Participant for any additional loss
(including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4.        CONDITIONS PRECEDENT.

4.1      Conditions Precedent to Agreement.  Each of the following is a condition precedent to the effectiveness of this Agreement and to this Agreement amending and restating the Original Loan Agreement in its entirety:

(a)      all requisite corporate or company action and proceedings in connection with this Agreement and the other Financing
Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate or company action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate or company officers or governmental authorities;

(b)      no material adverse change shall have occurred in the assets, business or prospects of Borrowers since the date of Agent's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent to enforce the
Obligations or realize upon the Collateral;

(c)      Agent shall have received, in form and substance reasonably satisfactory to Agent, the Term Notes duly executed and delivered by Borrowers;

(d)      Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrowers and
Obligors with respect to the Financing Agreements and such other matters as Agent may reasonably request;

(e)      Agent shall have received a CLTA 110.5 endorsement to its loan policy of title insurance for its deed of trust against the
Real Estate as amended; and

(f)      Agent shall have received, in form and substance satisfactory to Agent, projections of Borrowers through the end of the current fiscal year.

4.2      Conditions Precedent to All Loans and Letter of Credit Accommodations.  Each of the following is an additional condition precedent to Lenders (or Agent on behalf of Lenders) making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

(a)      all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

(b)      no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of
Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such
Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.        GRANT OF SECURITY INTEREST.

         To secure payment and performance of all Obligations, each Borrower hereby grants to Agent, for itself and the ratable benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the ratable benefit of Lenders, as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

5.1      all Accounts and other indebtedness owed to such Borrower;

5.2      all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, mailing lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities, investment property, letters of credit, proceeds of letters of credit, bankers' acceptances and guaranties;

5.3      all present and future monies, securities, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Agent, any Lender or any of their respective affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

5.4      all Inventory;

5.5      all Equipment;

5.6      all Records;

5.7      as to Creative Computers, the Real Estate; and

5.8      all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 6.        COLLECTION AND ADMINISTRATION.

6.1      Borrowers' Loan Account.  Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all
Loans, all Letter of Credit Accommodations and all other Obligations and the Collateral, (b) all payments made by or on behalf of
Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest.  All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

6.2      Statements.  Agent shall render to Borrowers each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses.  Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Agent receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within sixty (60) days after the date such statement has been mailed by Agent.  Until such time as Agent shall have rendered to Borrowers a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to
Agent and Lenders by Borrowers.

6.3      Collection of Accounts.

(a)      Borrowers shall establish and maintain, at their expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 8.8 and after prior written notice to Agent, such other banks as Borrowers may hereafter select as are acceptable to Agent.  The banks set forth on Schedule 8.8 constitute all of the banks with whom any Borrower has deposit account arrangements and merchant payment arrangements as of the date hereof.

(i)      Borrowers shall deposit all proceeds from sales of Inventory in every form (including, without limitation, cash, checks, credit card sales drafts, credit card sales of charge slip or receipts and other forms of daily receipts) and all other proceeds of
Collateral that are received at Borrowers' retail store location(s), on each Business Day into the deposit accounts of Borrowers used solely for such purpose as set forth on Schedule 8.8.  Borrowers shall irrevocably authorize and direct in writing, in form and substance satisfactory to Agent, each of the banks into which proceeds from sales of Inventory and any and all other proceeds of
Collateral are at any time deposited as provided above to send by wire transfer on a daily basis all funds deposited in such account, and shall irrevocably authorize and direct in writing their account debtors, Credit Card Issuers and Credit Card/Check Processors to
directly remit payments on their Accounts, Credit Card Receivables and all other payments constituting process of Inventory to the
Blocked Accounts described in Section 6.3(a)(ii) below. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, those of such banks used by Borrowers' retail store location in Memphis, Tennessee shall remit the foregoing proceeds received by them to the Blocked Accounts on a weekly basis, instead of a daily basis, provided, that, the aggregate sum of such proceeds held by those banks shall not exceed Fifty Thousand Dollars ($50,000) at any time.  Such authorizations and directions shall not be rescinded, revoked or modified without the prior written consent of Agent.

(ii)     Borrowers shall establish and maintain, at their expense, a blocked account or lockboxes and related blocked accounts (in either case, each a "Blocked Account" and collectively the "Blocked Accounts"), as Agent may specify, with such bank or banks as are acceptable to Agent into which Borrowers shall promptly deposit and direct their account debtors to directly remit all payments on
Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner.  Each bank at which a Blocked Account is established shall enter into an agreement, in form and substance satisfactory to Agent, providing (unless otherwise agreed to by Agent) that all items received or deposited in such Blocked Account are the Collateral of Agent and Lenders, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into such Blocked Account to such bank account of Agent as Agent may from time to time designate for such purpose (the "Payment
Account").  Borrowers agree that all amounts deposited in the Blocked Accounts or other funds received and collected by Agent or any
Lender, whether as proceeds of Inventory, the collection of Accounts or other Collateral or otherwise shall be the Collateral of
Agent and Lenders.

(b)      For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one-half of one (1/2) Business Day following the date of receipt of immediately available funds by Agent in the Payment Account (such that Borrowers will pay a charge equal to one-half (1/2) of the additional interest that would have accrued on the sum of such payments or other funds if the sum was applied to the Obligations one (1) Business Day after receipt of immediately available funds by Lenders in the Payment Account).  For purposes of calculating the amount of the Revolving
Loans available to Borrowers such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent in the Payment Account, if such payments are received within sufficient time (in accordance with Agent's usual and customary practices as in effect from time to time) to credit Borrowers' loan account on such day, and if not, then on the next
Business Day.  In the event that at any time or from time to time there are no Revolving Loans outstanding, Lenders shall be entitled to an administrative charge in an amount equivalent to the interest Lenders would have received on account of the above one-half of one (1/2) Business Day clearance had there been Revolving Loans outstanding.

(c)      Borrowers and all of their affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Agent and Lenders, receive, as the property of Agent and Lenders, any monies, cash, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or from sales of Inventory or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent.  In no event shall any such monies, checks, notes, drafts or other payments be commingled with any Borrower's own funds.  Borrowers agree to reimburse Agent and the Lenders on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's or any Lender's payments to or indemnification of such bank or person, unless such payment or indemnification obligation of Agent or Lender was a result of Agent's or such Lender's gross negligence or willful misconduct.  The obligation of Borrowers to reimburse Agent and Lenders for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

6.4      Payments.  All Obligations shall be payable to the Payment Account as provided in Section 6.3 of this Agreement or such other place as Agent may designate from time to time.  Agent may apply payments received or collected from Borrowers or for the account of Borrowers (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Agent determines; provided, that, so long as no Event of Default has occurred and is continuing, proceeds generated in the ordinary course of Borrowers' business on Accounts or Inventory will not be applied to any principal amount not yet due and payable on the Term Loan or to contingent Obligations; and provided further, that, if an Event of Default has occurred and is continuing, proceeds of Collateral shall be applied to those Obligations owing under or in connection with this Agreement before being applied to any other Obligations except to the extent that Agent established (prior to the occurrence of such Event of Default) and is maintaining an Availability Reserve for such other
Obligations.  At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers.  Borrowers shall make all payments to
Agents and the Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind.  If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Person.  Borrowers shall be liable to pay to Agent and Lenders, and do hereby indemnify and hold Agent and each Lender harmless for the amount of any payments or proceeds surrendered or returned.  This Section
6.4 shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds.  This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this
Agreement.

6.5      Taxes.

(a)      Any and all payments by or on behalf of any Borrower or any Obligor hereunder and under any other Financing Agreement shall be made, in accordance with Section 6.4 of this Agreement, free and clear of and without deduction for any and all Taxes, excluding
(i) income taxes imposed on the net income of any Lender (or any transferee or assignee of such Lender, including any Participant, any such transferee or assignee being referred to as a "Transferee") and (ii) franchise or similar taxes imposed on or determined by reference to the net income of any Lender (or Transferee), in each case by the United States of America or by the jurisdiction under the laws of which such Lender (or Transferee) (A) is organized or any political subdivision thereof or (B) has its applicable lending office located.  In addition, each Borrower agrees to pay to the relevant Governmental Authority, in accordance with applicable law, any Other Taxes.

(b)      If any Borrower or any Obligor shall be required by law to deduct or withhold in respect of any Taxes or Other Taxes from or in respect of any sum payable hereunder to Agent or any Lender, then:

(i)      the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender (or Agent on behalf of such Lender)
receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii)     such Borrower or such Obligor shall make such deductions and withholdings;

(iii)    such Borrower or such Obligor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv)     to the extent not paid to Agent and Lenders pursuant to clause (i) above, such Borrower or such Obligor shall also pay to
Agent or any Lender, at the time interest is paid, all additional amounts which Agent or any Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

(c)      Within thirty (30) days after the date of any payment by any Borrower or any Obligor of Taxes or Other Taxes, such Person shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Agent.

(d)      Borrowers will indemnify Agent and each Lender (or Transferee) for the full amount of Taxes and Other Taxes paid by Agent or such Lender (or Transferee, as the case may be).  If Agent or such Lender (or Transferee) receives a refund in respect of any Taxes or Other Taxes for which Lender (or Transferee) has received payment from any Borrower or any Obligor hereunder, so long as no
Default or Event of Default shall exist or have occurred and be continuing, Agent or such Lender (as the case may be) shall credit to the loan account of Borrowers the amount of such refund plus any interest received (but only to the extent of indemnity payments made, or additional amounts paid, by any Borrower or any Obligor under this Section 6.5 with respect to the Taxes or Other Taxes giving rise to such refund).  If a Lender (or any Transferee) claims a tax credit in respect of any Taxes for which it has been indemnified by Borrower or any Obligor pursuant to this Section 6.5, such Lender will apply the amount of the actual dollar benefit received by such Lender as a result thereof, as reasonably calculated by Lender and net of all expenses related thereto, to the
Loans.  If Taxes or Other Taxes were not correctly or legally asserted, Agent or such Lender shall, upon Borrower's request and at
Borrowers' expense, provide such documents to Borrower as Borrower may reasonably request, to enable Borrowers to contest such Taxes or Other Taxes pursuant to appropriate proceedings then available to Borrowers (so long as providing such documents shall not, in the good faith determination of Agent, have a reasonable likelihood of resulting in any liability of Agent or any Lender).

(e)      In the event any Transferee is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") such Non-U.S. Lender shall deliver to Borrowers two (2) copies of either United States
Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten (10%) percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Borrower or any Obligor and is not a controlled foreign corporation related to any Borrower or any Obligor (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such
Non-U.S. Lender claiming complete exemption from U.S. Federal withholding tax on payments by any Borrower or any Obligor under this
Agreement and the other Financing Agreements.  Such forms shall be delivered by any Transferee that is a Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a Participant, on or before the date such
Participant becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office").  In addition, a Non-U.S. Lender shall upon written notice from Borrowers promptly deliver such new forms as are required by the Code or the regulations issued thereunder to claim exemption from, or reduction in the rate of, U.S. Federal withholding tax upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Notwithstanding any other provision of this Section 6.5(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 6.5(e) that such Non-U.S. Lender is not legally able to deliver.

(f)      Borrowers and Obligors shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any
Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to subsections (a) or (d) above to the extent that (i)
the obligation to withhold amounts with respect to United States Federal withholding tax was applicable on the date such Non-U.S.
Lender became a party to this Agreement (or, in the case of a Transferee that is a Participant, on the date such Participant became a
Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending
Office with respect to a Loan; provided, that, this subsection (f) shall not apply (A) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of any Borrower or any Obligor and (B) to the extent the indemnity payment or additional amounts any Transferee, acting through a New
Lending Office, would be entitled to receive (without regard to this subsection (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee making the designation of such
New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or
(ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of subsection (e) above.

6.6      Authorization to Make Loans.  Agent and each Lender is authorized to make the Loans and provide the Letter of Credit
Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of a Borrower or other authorized person or, at the discretion of Agent or any Lender, if such Loans are necessary to satisfy any Obligations; provided, that, proceeds of Loans shall be remitted by Agent and the Lenders to accounts designated by Borrowers in writing, which accounts shall be accounts of Borrowers unless otherwise agreed by Agent.  All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan.  Requests received at or before 10:30 a.m.  (Los Angeles time) on any
Business Day shall be deemed to have been made as of such Business Day.  Requests received on any day that is not a Business Day or received after 10:30 a.m.  (Los Angeles time) on any Business Day shall be deemed to have been made as of the opening of business on the immediately following Business Day.  Subject to the terms and conditions of this Agreement, Agent and the Lenders will make the
Loans or commence arranging for the Letter of Credit Accommodations (as requested by Borrowers) on the Business Day the request is deemed to have been made or such later Business Day as may be specified by Borrowers.  All Loans and Letter of Credit Accommodations
under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of Borrowers or otherwise disbursed or established in accordance with the instructions of Borrowers or in accordance with the terms and conditions of this Agreement.

6.7      Use of Proceeds.  Borrowers shall use the initial proceeds of the Loans provided by or on behalf of Lenders to Borrowers hereunder only for costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements executed in connection herewith.  All other Loans made or Letter of Credit Accommodations provided by or on behalf of Lenders to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof.  None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the
Federal Reserve System, as amended.

6.8      Pro Rata Treatment..  Except to the extent otherwise provided in this Agreement:  (a) (i) the making and conversion of
Revolving Loans shall be made among the Revolving Loan Lenders based on their respective Pro Rate Shares as to the Revolving Credit
Loans, and (ii) the making of Term Loans shall be made among the Term Loan Lenders based on their respective Pro Rata Shares as to the Term Loans; and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any
Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata
Shares and shall be distributed accordingly.

6.9      Sharing of Payments, Etc.

(a)      Each Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim any
Agent or Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 6.8(b) hereof), to offset balances held by it for the account of any Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such
Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrowers and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

(b)      Agent and Lenders agree that no Lender shall, except upon the prior written consent of Agent, exercise any right of setoff, banker's lien or counterclaim such Lender may have with respect to any property held by such Lender for the account of any Borrower.
If any Lender (including Agent) shall obtain from any Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Financing Agreement through the exercise (in accordance with the terms hereof) of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by such Borrower to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other
Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders.  To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c)      Each Borrower agrees that any Lender so purchasing a participation pursuant to subsection (b) above (or direct interest) may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such
Lender in the amount of such participation.

(d)      Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any
Borrower.  If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of
Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

6.10     Settlement Procedures.

(a)      In order to administer the credit facility provided hereunder in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to Borrowers' loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without any requirement of prior notice to Lenders of the proposed Loans.

(b)      With respect to all Revolving Loans made by Agent on behalf of Revolving Loan Lenders as provided in this Section, the amount of each Revolving Loan Lender's Pro Rata Share of the outstanding Revolving Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Revolving Loans as of 5:00 p.m. Los Angeles time on the
Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week.  Agent shall deliver to each of the Revolving Loan Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Revolving Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period").  If the summary statement is sent by Agent and received by a Revolving Loan Lender prior to 2:00 p.m. Los Angeles time, then such Revolving Loan Lender shall make the settlement transfer described in this Section by no later than 2:00 p.m. Los Angeles time on the next Business Day following the date of receipt.  If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Revolving Loans is more than such Lender's Pro Rata Share of the outstanding Revolving Loans as of the end of the previous Settlement Period, then such
Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase.  Alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Revolving Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding
Revolving Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease.  The obligation of each of the Revolving Loan Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent.  Each of Agent and Revolving
Loan Lenders agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its
Pro Rate Share of the outstanding Revolving Loans and Letter of Credit Accommodations.  Each Revolving Loan Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender.  Because the Agent on behalf of Revolving Loan Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when Lenders will actually advance and/or be repaid such Revolving Loans, interest with respect to Revolving Loans shall be allocated by Agent in accordance with the amount of Revolving Loans actually advanced by and repaid to each Revolving Loan Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by any Borrower or actually settled with the applicable Lender as described in this Section.

(c)      To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by any Borrower, Agent may apply such amounts repaid directly to any amounts made available by any Agent pursuant to this Section.  In lieu of weekly or more frequent settlements, Agent may at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent's disbursement of such Loan to any
Borrower.  In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro
Rata Shares.  No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.

(d)      If Agent is not funding a particular Loan to Borrowers pursuant to this Section on any day, Agent may assume that each
Lender will make available to Agent such Lender's Pro Rata Share of the Revolving Loan requested or otherwise made on such day and
Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to Borrowers on such day.  If Agent makes such corresponding amount available to Borrowers and such corresponding amount is not in fact made available to
Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the interest rate provided for in Section 3.1 hereof.  During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to any
Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account.  Upon any such failure by a Lender to pay
Agent, Agent shall promptly thereafter notify Borrowers of such failure and Borrowers shall immediately pay such corresponding amount to Agent for its own account.  A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such
Lender's behalf, or any Lender who fails to pay any other amount owing to Agent, is a "Defaulting Lender".  Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of any Borrower or any Obligor to Agent for the
Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder.  Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent.  Agent may hold and, in its discretion, re-lend to any Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender.  For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such
Defaulting Lender shall be deemed not to be a Lender and such Defaulting Lender's Commitment shall be deemed to be zero (0).  This
Section shall remain effective with respect to a Defaulting Lender until such default is cured.  The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or any Obligor of their duties and obligations hereunder.

(e)      Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any  Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

SECTION 7.        COLLATERAL REPORTING AND COVENANTS.

7.1      Collateral Reporting.  Borrowers shall provide Agent with the following documents in a form satisfactory to Agent:  (a) on a weekly basis, (i) schedules of sales made, credits issued and cash received, which, after the occurrence of an Event of Default or the filing of a bankruptcy petition by or against any Borrower, and for so long as such Event of Default is continuing or such bankruptcy petition has not been dismissed, shall separately account for sales of Inventory subject to the security interest of IBM
Credit Corporation, (ii) borrowing base certificates, (iii) schedules of Inventory (net of fixed assets) separately identifying
Inventory by vendor, type, location and age, with perpetual inventory reports, and (iv) schedules of accounts payable and accrued accounts payable to any vendor holding a security interest in any property of the Borrowers; (b) on a monthly basis, on or before the tenth (10th) Business Day of such month for the immediately preceding month or more frequently as Agent may request, (i) agings of accounts receivable, (ii) agings of accounts payable, accrued accounts payable, lease payables and other payables, and (iii) a certificate from an authorized officer of Borrowers representing that each Borrower has made payment of sales and use taxes during such month or, at Agent's request, other evidence of such payment; (c) upon Agent's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers;
and (d) such other reports as to the Collateral or other property which is security for the Obligations as Agent shall request from time to time.  Borrowers shall provide Agent, as soon as available, but in any event not later than five (5) days after receipt by
Borrowers, with all statements received from Apple Computer and any other vendor who may hold a security interest in any Borrowers'
assets, together with such additional information as shall be sufficient to enable Agent to monitor the accounts payable and accrued accounts payable to them.  If any of Borrowers' records or reports of the Collateral or other property which is security for the
Obligations are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorize such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow
Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

7.2      Accounts Covenants.

(a)      Each Borrower shall notify Agent promptly of the assertion of any claims, offsets, defenses of counterclaims by any account debtor, or any disputes with any of such persons or any settlement, adjustment or compromise thereof, in the schedules, certificates and reports provided pursuant to Section 7.1 hereof.

(b)      Each Borrower shall notify Agent promptly of:  (i) any material delay in any Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrowers' knowledge would cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts.  No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card/Check Processor except in the ordinary course of Borrowers' business in accordance with its most recent past practices and policies.  So long as no Event of
Default exists or has occurred and is continuing, Borrowers may settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer or Credit Card/Check Processor in the ordinary course of Borrowers' business in accordance with their most recent past practices and policies.  At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer or Credit Card/Check Processor or grant any credits, discounts or allowances.
Each Borrower shall notify Agent promptly of (i) any notice of a material default by any Borrower under any of the Credit Card/Check
Processing Agreements or of any default which might result in the Credit Card Issuer or Credit Card/Check Processor ceasing to make payments or suspending payments to Borrowers, (ii) any notice from any Credit Card Issuer or Credit Card/Check Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to Borrowers from such person, or that such person is terminating or will terminate any of the Credit Card/Check Processing Agreements, and (iii) the
failure of any Borrower to comply with any material terms of the Credit Card/Check Processing Agreements or any terms thereof which might result in the Credit Card Issuer or Credit Card/Check Processor ceasing or suspending payments to Borrowers.

(c)      Without limiting the obligation of Borrowers to deliver any other information to Agent, Borrowers shall promptly report to
Agent any return of Inventory by any account debtor.  At any time that Inventory is returned, reclaimed or repossessed, the Account
(or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible
Account.  In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing,
Borrowers shall, upon Agent's request, (i) hold the returned Inventory in trust for Agent, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Agent's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

(d)      With respect to each Account and Credit Card/Check Processing Receivable:  (i) the amounts shown on any invoice delivered to
Agent or schedule thereof delivered to Agent shall be true and complete, (ii) no payments shall be made thereon except payments delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card/Check Processor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of
Borrowers' business in accordance with practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or
Federal Laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

(e)      Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account, Credit Card/Check Processing Receivable or other Collateral, by mail, telephone, facsimile transmission or otherwise.

(f)      Borrowers shall deliver or cause to be delivered to Agent, with appropriate endorsement and assignment, with full recourse to Borrowers, all chattel paper and instruments which Borrowers now own or may at any time acquire immediately upon Borrowers'
receipt thereof, except as Agent may otherwise agree.

(g)      Agent may, at any time or times that an Event of Default exists or has occurred, (i) notify any or all account debtors,
Credit Card Issuers or Credit Card/Check Processors that the Accounts and Credit Card/Check Processing Receivables have been assigned to Agent and that Agent and the Lenders have a security interest therein and Agent may direct any or all account debtors, Credit Card
Issuers or Credit Card/Check Processors to make payments of Accounts and Credit Card/Check Processing Receivables directly to Agent,
(ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts and Credit Card/Check Processing Receivables or other obligations included in the
Collateral and thereby discharge or release the account debtor, Credit Card Issuer, Credit Card/Check Processor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts and Credit Card/Check Processing Receivables or such other obligations, but without any duty to do so, and Agent shall not be liable for its failure to collect or enforce the payment thereof or for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests.  At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts due from such account debtor and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.

7.3      Inventory Covenants.  With respect to the Inventory:

(a)      Borrowers shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrowers' cost therefor and daily withdrawals therefrom and additions thereto;

(b)      Borrowers shall cause a third party firm acceptable to Agent to conduct a complete physical count of the Inventory at a minimum of once every twelve (12) months but at any time as Agent may reasonably request upon the occurrence and during the continuance of an Event of Default, and promptly following such physical count such firm shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count;

(c)      Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of Borrowers' business and except to move Inventory directly from one location set forth or permitted herein to another such location;

(d)      upon Agent's request, Borrowers shall, at their expense, no more than three (3) times in any twelve (12) month period as to desktop appraisals, and no more than one (1) time in any twelve (12) month period as to full appraisals, but at any time or times as
Agent may request upon the occurrence and during the continuance of an Event of Default, deliver or cause to be delivered to Agent written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Agent and addressing such issues as
Agent may require in its commercially reasonable judgment, issued by an appraiser acceptable to Agent, and addressed to Agent and
Lenders or upon which Agent and Lenders are expressly permitted to rely (with the understanding that Agent may revise the definition of 'Eligible Inventory' hereunder or establish Availability Reserves as Agent may deem advisable in its sole discretion based upon the results of such updated appraisals);

(e)      Borrowers shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the
Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto);

(f)      Borrowers assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory;

(g)      Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrowers to repurchase such Inventory (except for returns made in the ordinary course of Borrowers' business pursuant to their existing policies and in accordance with their industry standards);

(h)      Borrowers shall keep the Inventory in good and marketable condition;

(i)      Borrowers shall not, without prior written notice to Agent, acquire or accept any Inventory on consignment or approval; and

(j)      upon the occurrence and during the continuance of an Event of Default, Borrowers shall not return any Inventory to its vendors without the prior consent of Agent.

7.4      Equipment Covenants.  With respect to the Equipment:

(a)      upon Agent's request, Borrowers shall, at their expense, at any time or times as Agent may request upon the occurrence and during the continuation of an Event of Default, deliver or cause to be delivered to Agent written reports or appraisals as to the
Equipment in form, scope and methodology reasonably acceptable to Agent and by an appraiser acceptable to Agent;

(b)      Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted);

(c)      Borrowers shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws;

(d)      the Equipment is and shall be used in Borrowers' business and not for personal, family, household or farming use;

(e)      Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrowers or to move Equipment directly from one such location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrowers in the ordinary course of business;

(f)      the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; and

(g)      Borrowers assume all responsibility and liability arising from the use of the Equipment.

7.5      Power of Attorney.  Each Borrower hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower's true and lawful attorney-in-fact, and authorizes Agent, in such Borrower's or Agent's name, to:

(a)      at any time an Event of Default has occurred and is continuing:

(i)      demand payment on Accounts, Credit Card/Check Processing Receivables or other proceeds of Inventory or other Collateral;

(ii)     enforce payment of Accounts, Credit Card/Check Processing Receivables or other Obligations included in the Collateral by legal proceedings or otherwise;

(iii)    exercise all of such Borrower's rights and remedies to collect any Account, Credit Card/Check Processing Receivables or
other proceeds of Inventory or other Collateral;

(iv)     sell or assign any Account and Credit Card/Check Processing Receivables upon such terms, for such amount and at such time or times as the Agent deems advisable;

(v)      settle, adjust, compromise, extend or renew any Accounts and Credit Card/Check Processing Receivables;

(vi)     discharge and release any Accounts and Credit Card/Check Processing Receivables or other Obligations included in the
Collateral;

(vii)    prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor;

(viii)   notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by
Agent, and open and dispose of all mail addressed to such Borrower, provided, that, any such mail received by Agent that does not constitute checks or other items of payment shall be forwarded by Agent to such Borrower promptly after receipt by Agent; and

(ix)     do all acts and things which are necessary, in Agent's determination, to fulfill Borrowers' obligations under this Agreement and the other Financing Agreements; and

(b)      at any time, subject to the terms of the agreement(s) relating to the Blocked Account(s) to:

(i)      take control in any manner of any item of payment or proceeds thereof;

(ii)     have access to any lockbox or postal box into which Borrowers' mail is deposited;

(iii)    endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Agent's account for application to the Obligations;

(iv)     endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Accounts or Credit Card/Check Processing Receivables or any goods pertaining thereto or any other Collateral;

(v)      sign such Borrower's name on any verification of Accounts or Credit Card/Check Processing Receivables and notices thereof to account debtors, Credit Card Issuers or Credit Card/Check Processors; and

(vi)     execute in such Borrower's name and file any UCC financing statements or amendments thereto as deemed appropriate by Agent to perfect its security interests in the Collateral.

Each Borrower hereby releases Agent and each Lender and each of their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of the gross negligence or willful misconduct of Agent's or such Lender's or their respective officers, employees or designees as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.6      Right to Cure.  After the occurrence and during the continuance of an Event of Default, Agent may, at its option, (a) cure any default by any Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against any
Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the
Collateral and (c) pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto.  Agent and Lenders may add any amounts so expended to the Obligations and charge Borrowers' account therefor, such amounts to be repayable by Borrowers on demand.  Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers.  Any payment made or other action taken by Agent or any Lender under this
Section 7.6 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.7      Access to Premises.  From time to time as requested by Agent, at the cost and expense of Borrowers, no more than three (3)
times in any twelve (12) month period, but at any time or times as Agent may request upon the occurrence and during the continuance of an Event of Default, (a) Agent or its designee shall have complete access to all of Borrowers' premises during normal business hours and after two (2) Business Days prior notice to Borrowers, or at any time and without notice to Borrowers if an Event of
Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of
Borrowers' books and records, including, without limitation, the Records, and (b) Borrowers shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may reasonably request, and (c)Agent may use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts or Credit Card/Check Processing Receivables and
realization of other Collateral..

SECTION 8.        REPRESENTATIONS AND WARRANTIES.

         Each Borrower hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and the providing of
Letter of Credit Accommodations by Lender to Borrowers:

8.1      Corporate Existence, Power and Authority; Subsidiaries.  Each Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such
Borrower's financial condition, results of operation or business or the rights of Agent or any Lender in or to any of the Collateral.
The execution, delivery and performance of this Agreement, the other Financing Agreements to which any Borrower is a party and the transactions contemplated hereunder and thereunder are all within such Borrower's corporate or company powers, have been duly authorized and are not in contravention of law or the terms of such Borrower's certificate of incorporation or formation, by-laws or operating agreement, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its property are bound.  This Agreement and the other Financing Agreements to which any Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms.
Borrowers do not have any subsidiaries except as set forth on the Information Certificates.

8.2      Financial Statements; No Material Adverse Change.  All financial statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Agent or any Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operations of Borrowers as at the dates and for the periods set forth therein.  Except as disclosed in any interim financial statements furnished by Borrowers to Agent or any Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrowers, since the date of the most recent audited financial statements furnished by Borrowers to Agent or any Lender prior to the date of this Agreement.

8.3      Chief Executive Office; Collateral Locations.  The chief executive office of Borrowers and Borrowers' Records concerning
Accounts and Credit Card/Check Processing Receivables are located only at the address set forth below and their only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificates, subject to the right of Borrowers to establish new locations in accordance with Section 9.2 below.  The Information Certificates or any notices delivered pursuant to Section 9.2 correctly identify any of such locations which are not owned by Borrowers and set forth the owners and/or operators thereof and, to the best of Borrowers' knowledge, the holders of any mortgages on such locations.

8.4      Priority of Liens; Title to Properties.  The security interests and liens granted to Agent, for itself and the ratable benefit of Lenders, under this Agreement and the other Financing Agreements to which any Borrower is a party constitute valid and perfected first priority liens and security interests in and upon the Collateral to which such Borrower now has or hereafter acquires rights, subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof.  Each
Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent, for itself and the ratable benefit of Lenders, and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

8.5      Tax Returns.  Each Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Agent and
Lenders).  All information in such tax returns, reports and declarations is complete and accurate in all material respects.  Each
Borrower has paid or caused to be paid prior to delinquency all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books.  Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

8.6      Litigation.  Except as set forth on the Information Certificates, there is no present investigation by any governmental agency pending, or to the Borrowers' actual knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the Borrowers' actual knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrowers would result in any material adverse change in the assets or business of Borrowers or would impair the ability of any Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce any Obligations or realize upon a material portion of the Collateral.

8.7      Compliance with Other Agreements and Applicable Laws.  Each Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and each Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority, except with respect to the annual reporting obligations imposed by Sections 103 and 104 of ERISA and Section
6039D of the Code with respect to the Plans (as defined in Section 8.10(a) hereof), as to which obligations Borrowers shall comply promptly.

8.8      Bank Accounts.  All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrowers maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of Borrowers to establish new accounts in accordance with Section 9.13 below.

8.9      Environmental Compliance.

(a)      Except as set forth on Schedule 8.9 hereto, each Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrowers comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

(b)      Except as set forth on Schedule 8.9 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrowers' knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrowers or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which such Borrower has transported, stored or disposed of any Hazardous Materials.

(c)      Each Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

(d)      Each Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

8.10     Employee Benefits.

(a)      Except with respect to the Creative Computers 401(k) Plan and Trust, the Creative Computers Group Welfare Benefit Plan and
the Creative Computers Flexible Benefit Plan (collectively, the "Plans"), each Borrower has not engaged in any transaction in connection with which such Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in
Section 8.10(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.  With respect to the Plans, each Borrower has not engaged in any transaction in connection with which such Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code and has corrected, or undertaken reasonable efforts to promptly correct, any such transactions it has identified during the course of routine plan administration.

(b)      No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrowers to be incurred with respect to any employee pension benefit plan of Borrowers or any of their ERISA Affiliates.  There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of Borrowers or any of their ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

(c)      Full payment has been made of all amounts which Borrowers or any of their ERISA Affiliates are required under Section 302 of
ERISA and Section 412 of the Code to have paid under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 8.10(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(c) hereof.

(d)      The current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrowers that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.10(a) hereof and any accumulated funding deficiency described in Section 8.10(c)
hereof.  The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

(e)      Neither Borrowers nor any of their ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan"
(as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

8.11     Year 2000 Compliance.  Borrowers and any business in which any Borrower holds a substantial interest and all customers, suppliers and vendors that are material to Borrowers' business are Year 2000 Compliant.  As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, are properly performing date sensitive functions during and after the year
2000.  Borrowers shall, immediately upon request, provide to Agent and Lenders such certifications or other evidence of Borrowers'
compliance with the terms hereof as Agent and Lenders may from time to time require.

8.12     Accuracy and Completeness of Information.  All information furnished by or on behalf of Borrowers in writing to Agent or any
Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificates is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading.  No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business or assets of Borrowers, which has not been fully and accurately disclosed to Agent and Lenders in writing.

8.13     Survival of Warranties; Cumulative.  All representations and warranties contained in this Agreement or any of the other
Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender.  The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which
Borrowers shall now or hereafter give, or cause to be given, to Agent and Lenders.

SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS.

9.1      Maintenance of Existence.  Each Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.  Each Borrower shall give Agent thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and such Borrower shall deliver to Agent a copy of the amendment to the Certificate of
Incorporation of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

9.2      New Collateral Locations.  Any Borrower may open any new location within the continental United States provided such
Borrower:  (a) gives Agent ten (10) days prior written notice of the intended opening of any such new location; and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements and, if such Borrower leases such new location, provides a favorable landlord waiver or subordination.

9.3      Compliance with Laws, Regulations, Etc.

(a)      Each Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including, without limitation, the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Hazard Act of
1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the
Environmental Laws.

(b)      Borrowers shall take prompt and appropriate action to respond to any of Borrowers' non-compliance (to the extent Borrowers have knowledge thereof or would have knowledge thereof upon due inquiry) with any of the Environmental Laws and shall report to Agent on such response.

(c)      Borrowers shall give both oral and written notice to Agent immediately upon Borrowers' receipt of any notice of, or
Borrowers' otherwise obtaining knowledge of:

(i)      the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material by any Borrower or upon any of its premises; or

(ii)     any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to:

(A)      any non-compliance with or violation of any Environmental Law by any Borrower;

(B)      the release, spill or discharge, threatened or actual, of any Hazardous Material by any Borrower or upon any of its premises;

(C)      the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous
Materials by any Borrower or upon any of its premises; or

(D)      any other environmental, health or safety matter, which could have a material adverse effect upon any Borrower or its business, operations or assets or any properties at which any Borrower transported, stored or disposed of any Hazardous Materials.

(d)      Borrowers shall indemnify and hold harmless Agent, Lenders, and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material by any Borrower or upon any of its premises, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of such Borrower and the preparation and implementation of any closure, remedial or other required plans.  All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

(e)      To the extent any of the provisions of this Section 9.3 as they pertain to the Real Property are inconsistent with the provisions of the deed of trust in favor of Agent and Lenders on the Real Property, the provisions of such deed of trust shall govern.

9.4      Payment of Taxes and Claims.  Each Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books.  Borrowers shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and Borrowers agree to indemnify and hold Agent and Lenders harmless with respect to the foregoing, and to repay to Agent and Lenders on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrowers to pay any income or franchise taxes attributable to the income of Agent or any Lender from any amounts charged or paid hereunder to Agent or any Lender.
The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

9.5      Insurance.  Borrowers shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated.  Said policies of insurance shall be satisfactory to Agent as to form, amount and insurer.  Borrowers shall furnish certificates, policies or endorsements to Agent as Agent shall require as proof of such insurance, and, if Borrowers fail to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers.  All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Borrowers in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance.  Borrowers shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent.  Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent, for the ratable benefit of Lenders, as its interests may appear and further specify that Agent shall be paid regardless of any act or omission by Borrowers or any of their affiliates.  Subject to the provisions of the deed of trust executed by Creative Computers in favor of Agent, at its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the
Obligations.

9.6      Financial Statements and Other Information.

(a)      Borrowers shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrowers and their subsidiaries (if any) in accordance with
GAAP and Borrowers shall furnish or cause to be furnished to Agent:  (i) on or before the earlier of the forty-fifth (45th) day after the end of each fiscal month or, for any fiscal month ending on the last day of a fiscal quarter, the date on which Borrowers file their Form 10Q with the Securities and Exchange Commission for such fiscal quarter, monthly unaudited internally prepared consolidated and consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity) as of the end of and through such fiscal month, all in reasonable detail, which financial statements shall be prepared honestly and in good faith (provided that where such fiscal month does not end on the last day of a fiscal quarter, Agent understands that such financial statements are based upon information available at the time of preparation of such financial statements and may therefore not be accurate or complete), and where such fiscal month ends on the last day of a fiscal quarter, shall fairly present the financial position and the results of the operations of Borrowers and their subsidiaries, provided, that, if the average daily Excess Availability during any fiscal quarter (as determined on the dates on which Agent approves the weekly borrowing base certificates provided pursuant to clause (a) of Section 7.1 hereof) is not less than Ten Million
Dollars ($10,000,000) and so long as no Event of Default has occurred and is continuing, then during the immediately following fiscal quarter, such financial statements may be provided on a fiscal quarter basis on or before the earlier of the forty-fifth (45th) day after the end of such fiscal quarter or the date on which Borrowers file their Form 10Q with the Securities and Exchange Commission for such fiscal quarter, and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated and consolidating financial statements of Borrowers and their subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Agent, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their subsidiaries as of the end of and for the fiscal year then ended.

(b)      Borrowers shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim which involves an amount in excess of Five Hundred Thousand Dollars ($500,000) and relates to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in any Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

(c)      Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all financial reports which Borrowers send to their stockholders generally and copies of all reports and registration statements which
Borrowers file with the Securities and Exchange Commission, any national securities exchange or the National Association of
Securities Dealers, Inc.

(d)      Borrowers shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information in respect of the Collateral and the business of Borrowers, as Agent may, from time to time, reasonably request.  Agent and Lenders are hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other government agency or, subject to Section 13.5 below, to any participant or assignee or prospective participant or assignee.  Borrowers hereby irrevocably authorize and direct all accountants or auditors to deliver to Agent, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Agent such information as they may have regarding the business of Borrowers.  Any documents, schedules, invoices or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent one (1) year after the same are delivered to Agent, except as otherwise designated by Borrowers to Agent in writing.

9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc.  Each Borrower shall not, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, provided, that any
Borrower may merge into or with or consolidate with any other Borrower upon not less than twenty (20) days prior written notice to
Agent, or (b) unless otherwise consented to by Agent in writing, which consent shall not be unreasonably withheld or delayed, sell, assign, lease, transfer, abandon or otherwise dispose of any capital stock of a subsidiary or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business, (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of such Borrower so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Agent, for the ratable benefit of Lenders and (B) such sales for all Borrowers do not involve Equipment having an aggregate fair market value in excess of One Million Dollars ($1,000,000) for all such Equipment disposed of in any single transaction or in excess of Two Million Dollars ($2,000,000) for all such Equipment disposed of in any fiscal year of Borrowers and (iii) a sale of the Real Estate for a sales price of not less than Two Million Dollars
($2,000,000) cash, so long as no Event of Default has occurred and is continuing or would result from such sale, and provided that the sale proceeds are applied first to pay in full the outstanding principal amount of the Term Loan, together with all accrued but unpaid interest thereon, and any balance is applied to the outstanding principal amount of the Revolving Loans), or (c) form or acquire any subsidiaries (except as provided in Section 9.10(d) below), or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.  Notwithstanding the foregoing, the assets or capital stock of ecost may be sold, transferred or otherwise disposed, provided that the proceeds thereof are remitted to Agent, for the benefit of Lenders, for application to the Revolving
Loans, and so long as no Event of Default has occurred and is continuing or would result therefrom.

9.8      Encumbrances.  Borrowers shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of their assets or properties, including, without limitation, the
Collateral, except:

(a)      the liens and security interests of Agent and Lenders;

(b)      liens securing the payment of taxes, either not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on their books;

(c)      security deposits in the ordinary course of business;

(d)      non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrowers'
business to the extent:

(i)      such liens secure indebtedness which is not overdue; or

(ii)     such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer (subject to applicable deductibles) or being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on their books;

(e)      zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrowers as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

(f)      purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate so long as such security interests and mortgages do not apply to any property of Borrowers other than the Equipment or real estate so acquired and any additions or accessions thereto, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; and

(g)      the security interests and liens set forth on Schedule 8.4 hereto.

9.9      Indebtedness.  Borrowers shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except:

(a)      the Obligations;

(b)      trade obligations, operating lease obligations and other obligations incurred in the ordinary course of the Borrowers'
business and not for borrowed money, together with normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Borrowers are contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrowers, and with respect to which adequate reserves have been set aside on their books;

(c)      purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

(d)      obligations or indebtedness set forth on Schedule 9.9 hereto; provided, that, (i) Borrowers may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) except as otherwise permitted under this Agreement, redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Agent all notices or demands in connection with such indebtedness either received by Borrowers or on their behalf, promptly after the receipt thereof, or sent by Borrowers or on their behalf, concurrently with the sending thereof, as the case may be;

(e)      indebtedness of any Borrower to another Borrower;

(f)      any obligations or indebtedness of Borrowers on account of the deferred payment of the Total Consideration (as defined in
Section 9.10 hereof) or any earn-outs or similar contingent payments in connection with the acquisition of a Target (as defined in
Section 9.10 hereof), to the extent permitted in Section 9.10(d) hereof; and

(g)      indebtedness to the Canadian federal government in an aggregate sum not to exceed Two Million Dollars ($2,000,000)
(Canadian) on account of advances made by the Canadian federal government against rebates payable by it to Borrowers.

9.10     Loans, Investments, Guarantees, Etc.  Borrowers shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except:

(a)      the endorsement of instruments for collection or deposit in the ordinary course of business;

(b)      investments in:

(i)      short-term direct obligations of the United States Government;

(ii)     negotiable certificates of deposit issued by any bank satisfactory to Agent, payable to the order of the Borrowers or to bearer and delivered to Agent;

(iii)    commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrowers shall take such actions as are deemed necessary by Agent to perfect the security interest of Agent and Lenders in such investments;

(c)      the guarantees set forth in the Information Certificates;

(d)      Borrowers may acquire all of the issued and outstanding capital stock of another Person, or all or substantially all of the assets of another Person or of a division of another Person (each, a "Target"), and may form a new wholly-owned subsidiary (a "New
Subsidiary") and make investments in such New Subsidiary ("Subsidiary Investments"), subject to the satisfaction in full of all of the following conditions precedent:

(i)      The subject Target or New Subsidiary (as applicable) shall be in the same or similar type of business as Borrowers;

(ii)     The aggregate sum of (A) the purchase price for the subject Target and any related Targets plus any other consideration payable in connection with the sale of the Target and any related Targets, excluding any earn-outs and similar contingent payments, excluding any obligations or indebtedness of the Target that are assumed (as permitted by Section 9.9 hereof) and excluding any capital stock of PC Mall (the "Total Consideration") or the amount of the subject Subsidiary Investments (as applicable), plus
(B)the aggregate sum of the Total Considerations for all Targets previously acquired by Borrowers (excluding Pacific Business
Systems, Inc. and Wareforce Incorporated) plus all Subsidiary Investments previously made by Borrowers, shall not exceed Fifty
Million Dollars ($50,000,000) during the terms of the Original Loan Agreement and this Agreement and Twenty Million Dollars
($20,000,000) during any fiscal year;

(iii)    As of the date of the acquisition of the subject Target and any related Targets or the making of the subject Subsidiary
Investments (as applicable) and after giving effect thereto, the Excess Availability would not be less than Ten Million Dollars
($10,000,000);

(iv)     The subject Target shall be acquired in accordance with applicable laws free and clear of any security interest, mortgage, pledge, lien, charge or other encumbrance except as permitted in Section 9.8 hereof, and free and clear of any obligations or indebtedness except as permitted in Section 9.9 hereof;

(v)      Any portion of the Total Consideration (excluding any earn-outs and similar contingent payments) that is not payable on the closing of the acquisition of the subject Target shall, to the extent a Borrower is obligated to make payment thereof, be subordinated in a manner satisfactory to Agent or, at Borrowers' option, Agent may establish an Availability Reserve for such portion of the Total Consideration;

(vi)     The subject Target and the Person acquiring the subject Target or the subject New Subsidiary (as applicable) shall guaranty the Obligations, and the assets and capital stock of the subject Target and such Person or the subject New Subsidiary (as applicable)
shall be pledged to Lender, all pursuant to documents in form and substance satisfactory to Agent;

(vii)    No Event of Default, or event that with notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing or would result from the acquisition of the subject Target or the making of the subject Subsidiary
Investments (as applicable);

(viii)   Borrowers shall give prior written notice to Agent of the acquisition of the subject Target or the making of the subject
Subsidiary Investments as soon as reasonably practicable, but in no event less than fifteen (15) calendar days prior to the closing thereof if the Total Consideration for the subject Target and any related Targets or the amount of the Subsidiary Investments (as applicable) is greater than Two Million Dollars ($2,000,000);

(ix)     Agent shall have received true, correct and complete copies of the acquisition agreement(s) for the subject Target and all exhibits, schedules, documents and other agreements relating thereto, together with such financial and other information concerning the subject Target as Agent may reasonably request; and

(x)      Agent shall have received such further agreements, documents and instruments, and such further acts shall have been completed, with respect to the subject Target or New Subsidiary (as applicable), as required by Section 9.17 hereof.

At Borrowers' request, the subject Target or the Person acquiring the subject Target or the subject New Subsidiary (as applicable)
may be added as a borrower hereunder, but only at the sole election of Agent.  Regardless of whether the subject Target or the Person acquiring the subject Target or the subject New Subsidiary (as applicable) is or becomes a borrower hereunder, and regardless of whether the Accounts and Inventory of the subject Target or New Subsidiary qualify under the definition of "Eligible Accounts" and
"Eligible Inventory" in this Agreement, the inclusion of such Accounts and Inventory in Eligible Accounts and Eligible Inventory shall be subject to:

(xi)     Agent's receipt and approval of full written appraisals as to the inventory of the subject Target or New Subsidiary in form, scope and methodology reasonable acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent, and upon which Agent is expressly permitted to rely;

(xii)    The completion of a field examination by Agent of the subject Target or New Subsidiary with results reasonably satisfactory to Agent;

(xiii)   Such additional eligibility criteria, Availability Reserves and percentage advance rates as Agent shall establish in its commercially reasonable discretion in light of the foregoing appraisals and field examination; and

(xiv)    The chief executive office and jurisdiction of organization of the subject Target or New Subsidiary (as applicable) shall be in the United State or Canada, and in any event, only those Accounts generated and invoiced from the United States or Canada and that
Inventory located in the United States or Canada may be deemed Eligible Accounts or Eligible Inventory;

(e)      any Borrower may make loans or advances to, or investments in, another Borrower, and may guaranty, assume, endorse or otherwise become responsible for the indebtedness or obligations of another Borrower; and

(f)      Borrowers may make advances to their employees not to exceed One Million Dollars ($1,000,000) in the aggregate outstanding at any time.

9.11     Dividends and Redemptions.  Borrowers shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of capital stock of Borrowers now or hereafter outstanding (except to PC Mall), or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase, repurchase, recapitalize or otherwise acquire (except from
PC Mall) any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares (except to PC Mall) or agree to do any of the foregoing; provided, that, PC Mall may repurchase a portion of its capital stock so long as (a) the aggregate sum of all payments made on account of such repurchases shall not exceed Ten Million Dollars ($10,000,000) during the term of this Agreement, (b) the Excess Availability upon giving effect to such repurchases shall not be less than Five Million Dollars ($5,000,000), and (c) no Event of Default has occurred and is continuing or would result from such repurchases.

9.12     Transactions with Affiliates.  Borrowers shall not enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrowers' business and upon fair and reasonable terms no less favorable to the Borrowers than Borrowers would obtain in a comparable arm's length transaction with an unaffiliated person.

9.13     Additional Accounts.  Borrowers shall not, directly or indirectly, open, establish or maintain any deposit account, investment account, credit card or check processing account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.8 hereto, except:  (a) as to any new or additional Blocked
Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Agent and subject to such conditions thereto as Agent may establish and (b) as to any accounts used by Borrowers to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Agent.

9.14     Compliance with ERISA.  Borrowers shall not with respect to any "employee pension benefit plans" maintained by Borrowers or any of their ERISA Affiliates:

(a)      (i)               terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit
Guaranty Corporation established pursuant to ERISA;

(ii)     allow or fail to correct promptly after discovery thereof any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject Borrowers or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA;

(iii)    fail to pay to any such employee pension benefit plan any contribution which they are obligated to pay under Section 302 of
ERISA, Section 412 of the Code or the terms of such plan;

(iv)     allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan;

(v)      allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation; or

(vi)     incur any withdrawal liability with respect to any multiemployer pension plan.

(b)      As used in this Section 9.14, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

9.15     Adjusted Tangible Net Worth.  Borrowers on a consolidated basis shall maintain Adjusted Tangible Net Worth, calculated in accordance with Exhibit C attached hereto, of not less than Six Million Two Hundred Fifteen Thousand Dollars ($6,215,000), tested as of the last day of each fiscal quarter if the Excess Availability is greater than Five Million Dollars ($5,000,000) and as of the last day of each month if the Excess Availability is equal to or less than Five Million Dollars ($5,000,000).

9.16     Costs and Expenses.  Borrowers shall pay to Agent, for itself and the ratable benefit of Lenders, on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's and Lender's rights in the
Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to:

(a)      all reasonable costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);

(b)      all reasonable costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees;

(c)      reasonable costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's and Lender's customary charges and fees with respect thereto;

(d)      customary charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations;

(e)      reasonable costs and expenses of preserving and protecting the Collateral;

(f)      reasonable costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, for itself and the ratable benefit of Lenders, selling or otherwise realizing upon the
Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent and/or Lenders arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters);

(g)      all reasonable out-of-pocket expenses and costs incurred by Agent's examiners in the conduct of their periodic field examinations of the Collateral and Borrowers' operations, plus a per diem charge at the rate of Seven Hundred Fifty Dollars ($750)
per person per day for such examiners in the field and office; and

(h)      the reasonable fees and disbursements of counsel (including legal assistants) to Agent, any Lender and any Participant in connection with any of the foregoing.

9.17     Further Assurances.  At the request of Agent or any Lender at any time and from time to time, Borrowers shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements.  Agent may at any time and from time to time request a certificate from an officer of Borrowers representing on behalf of Borrowers that all conditions precedent to the making of Loans and providing Letter of Credit
Accommodations contained herein are satisfied.  In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.  Where permitted by law, Borrowers hereby authorizes Agent and any Lender to execute and file one or more UCC financing statements signed only by Agent and any Lender as deemed appropriate by
Agent to perfect Agent's and Lender's security interests in the Collateral.

SECTION 10.       EVENTS OF DEFAULT AND REMEDIES.

10.1     Events of Default.  The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default," and collectively as "Events of Default":

(a)      (i) Borrowers fail to pay any of the Obligations within two (2) Business Days after the same become due and payable or (ii)
any Borrower or any Obligor fails to perform any of the covenants contained in this Agreement or the other Financing Agreements and such failure shall continue for thirty (30) days; provided, that, such thirty (30) day period shall not apply in the case of (A) any failure to observe any such covenant which is not capable of being cured at all or within such thirty (30) day period or which has been the subject of a prior failure within the preceding four (4) month period or (B) any failure by Borrowers to pursue a cure diligently and promptly during such thirty (30) day period or (iii) any Borrower fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections
10.1(a)(i) and 10.1(a)(ii) above;

(b)      any representation, warranty or statement of fact made by any Borrower to Agent or any Lender in this Agreement, the other
Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(c)      any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

(d)      any judgment for the payment of money (excluding any such judgment fully covered by insurance) is rendered against any of
Borrowers or Obligors in excess of Five Hundred Thousand Dollars ($500,000) in any one case or in excess of One Million Dollars
($1,000,000) in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any material judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any of Borrowers or Obligors or any of their assets;

(e)      any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or any
Obligor, which is a partnership, limited liability company, or corporation, dissolves or suspends or discontinues doing business;

(f)      any Borrowers or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

(g)      a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(h)      a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or any Obligor or for all or any part of its property;

(i)      any default by any Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money or secured indebtedness owing to any person other than Agent or any Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in excess of One Million Dollars ($1,000,000) in the aggregate, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Agent and Lenders, which default continues for more than the applicable cure period, if any, with respect thereto, unless (in each case and without limiting Agent's rights to establish Availability
Reserves for any such defaults) such defaults are being contested in good faith by appropriate proceedings diligently pursued;

(j)      the acquisition by any Person (other than Frank Khulusi or Sam Khulusi) of the capital stock of PC Mall if the effect of such acquisition is that such Person together with any of its affiliates hold, directly or indirectly, fifty percent (50%) or more of the issued and outstanding capital stock of PC Mall;

(k)      the indictment or threatened indictment of any Borrower or any Obligor under any criminal statute, or the commencement or threatened commencement of criminal or civil proceedings against any Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of such Borrower or such Obligor;

(l)      there shall be a material adverse change in the business or assets of Borrowers taken as a whole or any Obligor after the date hereof; or

(m)      there shall be an Event of Default as defined in any of the other Financing Agreements.

10.2     Remedies.

(a)      At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law.  All rights, remedies and powers granted to Agent and
Lenders hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrowers of this Agreement or any of the other Financing Agreements.  Subject to Section 12 hereof, Agent shall, upon the direction of the Required Lenders, at any time or times an Event of Default has occurred and is continuing, proceed directly against
Borrowers or any Obligor to collect the Obligations without prior recourse to the Collateral.

(b)      Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, and upon the direction of the Required Lenders, shall (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent, for the ratable benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections
10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers, at Borrowers' expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by
Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the
Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all
Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent or any Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or (vii)terminate this Agreement.  If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent, for the ratable benefit of Lenders.  If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers waives any other notice.  In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrowers waive the posting of any bond which might otherwise be required.

(c)      Agent may apply the cash proceeds of Collateral actually received by it from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due.  Borrowers shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

(d)      Without limiting the foregoing, upon the occurrence of an Event of Default, Agent may, and upon the direction of the
Required Lenders, shall, without notice, (i) cease making Loans or arranging Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this
Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent or Lenders to Borrowers.

SECTION 11.       JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW.

11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)      The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

(b)      Borrowers, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the state courts of the
County of Los Angeles, State of California and of the United States District Court for the Central District of California and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent or any Lender shall have the right to bring any action or proceeding against Borrowers or their property in the courts of any other jurisdiction which such Person deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrowers or their property).

(c)      Borrowers hereby waive personal service of any and all process upon them and consent that all such service of process may be made by certified mail (return receipt requested) directed to their address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) Business Days after the same shall have been so deposited in the U.S.  mails, or, at
Agent's or any Lender's option, by service upon Borrowers in any other manner provided under the rules of any such courts.  Within thirty (30) days after such service or such other period as provided by applicable law, Borrowers shall appear in answer to such process, failing which Borrowers shall be deemed in default and judgment may be entered by Agent or any Lender against Borrowers for the amount of the claim and other relief requested.

(d)      BORROWERS, AGENT AND EACH LENDER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i)
ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO
THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED
HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.
BORROWERS, AGENT AND EACH LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY
COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS
WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)      Neither Agent nor any Lender shall have any liability to Borrowers (whether in tort, contract, equity or otherwise) for losses suffered by Borrowers in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on such Person, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.

11.2     Waiver of Notices.  Borrowers hereby expressly waive demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the
Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the
Collateral and this Agreement, except such as are expressly provided for herein and except to the extent such waiver is prohibited by applicable law.  No notice to or demand on Borrowers which Agent or any Lender may elect to give shall entitle Borrowers to any other or further notice or demand in the same, similar or other circumstances.

11.3     Amendments and Waivers.

(a)      Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed as provided in Section 11.3(b) hereof.  Neither Agent nor any Lender shall, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of such Person as provided in Section 11.3(b) hereof.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(b)      Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Agent and the Required Lenders, and as to amendments to any of the Financing Agreements, by Borrowers; except, that, any change, waiver, discharge or termination with respect to the following shall require the consent of Agent and all Lenders:

(i)      the extension of the Final Maturity Date or the due dates for principal payments on the Term Loans;

(ii)     reduction in the interest rate or any fees or the extension of the time of payment of interest or any fees or reduction in the principal amount of any Loan or Letter of Credit Accommodations;

(iii)    increase in the Commitment of any Lender over the amount thereof then in effect or provided hereunder (it being understood that a waiver of any Event of Default shall not constitute a change in the terms of any Commitment of any Lender);

(iv)     the release of any Collateral (except as expressly required by the Financing Agreements and except as permitted under
Section 12.11(b) hereof);

(v)      the amendment, modification or waiver of:  (A) the terms of the following definitions or any provisions relating thereto:
Eligible Accounts, Eligible Inventory, Excess Availability, Final Maturity Date, Maximum Credit, Required Lenders or Pro Rata Shares,
or (B) any provision of this Section 11.3;

(vi)     the consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement; or

(vii)    the increase in the advance rates or the sublimits set forth in Section 2.1(a) hereof.

(c)      Notwithstanding anything to the contrary contained in Section 11.3(b) above, in the event that Borrowers request that this
Agreement or any other Financing Agreements be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Required Lenders, then, with the consent of Borrowers and the Required Lenders, Borrowers and the Required Lenders may amend this Agreement without the consent of the Lender or Lenders which did not agree to such amendment or other modification (collectively, the "Minority Lenders") to provide for (i) the termination of the Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Required Lenders, so that the Commitments, after giving effect to such amendment, shall be in the same aggregate amount as the Commitments immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Required Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (iv) the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as Borrowers and the Required Lenders may determine to be appropriate.

(d)      The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this
Section.

11.4     Waiver of Counterclaims.  Borrowers waive all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the
Collateral or any matter arising therefrom or relating hereto or thereto.

11.5     Indemnification.  Borrowers shall indemnify and hold Agent and each Lender, and its directors, agents, employees and counsel
(each an "Indemnified Party"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them (unless arising from the gross negligence or willful misconduct of any Indemnified
Party) in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.5 may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which they are permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section 11.5.  The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.       THE AGENT

12.1     Appointment; Powers and Immunities.  Each Lender hereby irrevocably designates, appoints and authorizes Wachovia Capital
Finance Corporation (Western) to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto.  Agent: (a) shall have no duties or responsibilities except those expressly set forth in this
Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Financing Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

12.2     Reliance By Agent.  Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent.  As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such
Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

12.3     Events of Default.

(a)      Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender, a Borrower or any Obligor specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition".  In the event that Agent receives such a notice, Agent shall give prompt notice thereof to the Lenders.  Agent shall (subject to Section 12.7) take such action with respect to any such Event of
Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders.  Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such
Letter of Credit Accommodations is in the best interests of Lenders.

(b)      Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against any Borrower or any Obligor or any of the Collateral or other property of any Borrower or any Obligor.

12.4     Wachovia in its Individual Capacity.  With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Wachovia Capital Finance Corporation (Western)
shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include
Wachovia Capital Finance Corporation (Western) in its individual capacity as Lender hereunder.  Wachovia Capital Finance Corporation
(Western) (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers and Obligors (and any of their respective
Subsidiaries or Affiliates) as if it were not acting as Agent, and Wachovia Capital Finance Corporation (Western) and its Affiliates
may accept fees and other consideration from Borrowers and Obligors for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

12.5     Indemnification.  Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting the Obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.

12.6     Non-Reliance on Agent and Other Lenders.  Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of each Borrower and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon
Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements.  Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or any Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or any Obligor.  Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or any Obligor which is required to be provided to Lenders hereunder and with a copy of any "Notice of Default or Failure of Condition" received by Agent from any Borrower, any Obligor or any Lender; provided, that,
Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.
Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or any Obligor that may come into the possession of Agent.

12.7     Failure to Act.  Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.8     Additional Loans.  Agent shall not make any Revolving Loans or provide any Letter of Credit Accommodations to any Borrower on behalf of Lenders intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Loans and Letter of Credit Accommodations to Borrowers to exceed the amount set forth in
Section 2.1(a) hereof (the "Borrowing Base"), without the prior consent of all Lenders, except, that, Agent may make such additional
Loans or provide such additional Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations will cause the total outstanding Loans and Letter of Credit Accommodations to Borrowers
exceed the Borrowing Base as Agent may deem necessary or advisable in its discretion, provided, that:  (a) the total principal amount of the additional Loans or additional Letter of Credit Accommodations to any Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Loans equal or exceed the Borrowing Base shall not exceed the amount equal to ten (10%) percent of the Borrowing Base at the time and shall not cause the total principal amount of the Loans and Letter of Credit Accommodations to exceed the Maximum Credit and (b) without the consent of all Lenders, Agent shall not make any such additional Loans or Letter of Credit Accommodations more than ninety (90) days from the date of the first such additional Loans or
Letter of Credit Accommodations.  Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional
Loans or Letter of Credit Accommodations provided that Agent is acting in accordance with the terms of this Section 12.8.

12.9     Concerning the Collateral and the Related Financing Agreements.  Each Lender authorizes and directs Agent to enter into this
Agreement and the other Financing Agreements relating to the Collateral, for the ratable benefit of Lenders and Agent.  Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing
Agreements relating to the Collateral, and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

12.10    Field Audits; Examination Reports and other Information; Disclaimer by Lenders.  By signing this Agreement, each Lender:

(a)      is deemed to have requested that Agent furnish Lender, promptly after it becomes available, a copy of each field audit or examination report and a weekly report with respect to the Borrowing Base prepared by Agent (each field audit or examination report and weekly report with respect to the Borrowing Base (as defined in Section 12.8 hereof) being referred to herein as a "Report" and collectively, the "Reports");

(b)      expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any
Report, or (ii) shall not be liable for any information contained in any Report; provided, that, nothing contained in this Section
12.10 shall be construed to limit the liability of Agent under Section 12.1(c) hereof in the event of the gross negligence or willful misconduct of Agent as determined pursuant to a final non-appealable order of a court of competent jurisdiction;

(c)      expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and Obligors and will rely significantly upon each Borrower's books and records, as well as on representations of each Borrower's personnel; and

(d)      agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.7 hereof, and not to distribute or use any Report in any other manner.

12.11    Collateral Matters.

(a)      Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof (provided that in no event shall Special Agent Advances for such purpose exceed Five Million Dollars ($5,000,000) in the aggregate outstanding at any time), provided, that, unless all Lenders otherwise agree in writing, the Special Agent Advances under this clause (i) shall not cause the aggregate outstanding amount of the Loans, the
Letter of Credit Accommodations and such Special Agent Advances to exceed the Maximum Credit, and Agent shall make commercially reasonable arrangements with Borrowers for the repayment in full of such Special Agent Advances within a reasonable time, or (ii) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement consisting of costs, fees and expenses and payments to any issuer of Letter of Credit Accommodations.  Special Agent Advances shall be repayable on demand and be secured by the
Collateral.  Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder.  Agent shall notify each Lender and Borrowers in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance.  Without limitation of its obligations pursuant to Section 6.10, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance.  If such funds are not made available to Agent by such Lender, Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to Agent at the interest rate then payable by Borrowers in respect of the Revolving Loans as set forth in Section
3.1 hereof.

(b)      Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the
Obligations and delivery of cash collateral to the extent required under Section 13.1 hereof, or (ii) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with the terms hereof, including
Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or any Obligor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value of less than Five Million Dollars ($5,000,000), or (v) if approved, authorized or ratified in writing by all of Lenders.  Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders (and any Lender may require that the proceeds from any sale or other disposition of the Collateral to be so released be applied to the Obligations in a manner satisfactory to such
Lender).  Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.

(c)      Without any manner limiting Agent's authority to act without any specific or further authorization or consent by the
Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon
Agent under this Section.  Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent for itself and the benefit of the
Lenders upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any
Borrower in respect of) the Collateral retained by any Borrower.

(d)      Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the
Collateral exists or is owned by any Borrower or any Obligor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit
Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to
Agent herein or pursuant hereto or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the
Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

12.12    Agency for Perfection.  Agent and each Lender hereby appoints each Lender as agent for the purpose of perfecting the security interests in and liens upon the Collateral of Agent for itself and the ratable benefit of Lenders in assets which, in accordance with Article 9 of the UCC can be perfected only by possession.  Should any Lender obtain possession of any such
Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to
Agent or in accordance with Agent's instructions.

12.13    Failure to Respond Deemed Consent.  In the event any Lender's consent is required pursuant to the provisions of this
Agreement and such Lender does not respond to any request by Agent for such consent within ten (10) days after such request is made to such Lender, such failure to respond shall be deemed a consent.

SECTION 13.       TERM OF AGREEMENT; MISCELLANEOUS.

13.1     Term.

(a)      This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the Final Maturity Date, unless sooner terminated pursuant to the terms hereof.  Upon the effective date of termination of this Agreement and the other Financing Agreements, Borrowers shall pay to
Agent, for the ratable benefit of the Lenders, in full, all outstanding and unpaid non-contingent Obligations and shall furnish cash collateral to Agent, (or at Agent's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary, for the ratable benefit of
Lenders) in such amounts as Agent determines are reasonably necessary to secure (or reimburse) Agent and Lenders from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which
Agent and Lenders have not yet received final and indefeasible payment.  Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Agent, as Agent may, in its discretion, designate in writing to Borrowers for such purpose.  Interest shall be due until and including the next Business Day, if the amounts so paid by any Borrower to the bank account designated by Agent are received in such bank account later than 12:00 noon, Los Angeles time.

(b)      No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, provided, that, Lender shall terminate its security interests in the Collateral upon the payments and furnishing of cash collateral by Borrowers to Lender in the full sums required in Section 13.1(a) above.

(c)      If for any reason this Agreement is terminated prior to the Final Maturity Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and
Lenders' lost profits as a result thereof, Borrowers agree to pay to Agent, for itself and the ratable benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                                       Amount                                           Period
(i)               0.25% of the Maximum Credit                       To and including March 7, 2006
(ii)              0.125% of the Maximum Credit                      After March 7, 2006 to and including September
                                                                    7, 2006
(iii)             $0                                                After September 7, 2006

Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing.  Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and Lenders do not exercise their right to terminate this Agreement, but elect, at their option, to provide financing to Borrowers or permit the use of cash collateral under the United States Bankruptcy Code.  The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.  The early termination fee shall be waived if the Obligations are repaid after the first anniversary of this Agreement, from the proceeds of loans made by Reference Bank or its affiliates, or from the proceeds of unsecured loans.

13.2     Notices.  All notices, requests and demands hereunder shall be in writing and (a) made to Agent and Lenders at their respective addresses set forth below and to Borrowers at their chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made:  if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next
Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

13.3     Partial Invalidity.  If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13.4     Successors.  This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrowers and their respective successors and assigns, except that Borrowers may not assign its rights under this Agreement, the other Financing Agreements and any other document referred
to herein or therein without the prior written consent of Agent and Lenders.   No Lender may assign its rights and obligations under
this Agreement (or any part thereof) without the prior written consent of all Lenders and Agent, except as permitted under Section
13.5 hereof.  Any purported assignment by a Lender without such prior express consent or compliance with Section 13.5 where applicable, shall be void.  The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Obligors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other
Financing Agreements

13.5     Assignments and Participations.

(a)      Each Lender may (i) assign all or a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the Loans owing to it and its rights and obligations as a Lender with respect to Letters of
Credit Accommodations) and the other Financing Agreements; to its parent company and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company or to one or more Lenders or (ii) assign all, or if less than all a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such rights and obligations under this Agreement to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (A) the consent of Agent shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (ii) above, (B) if such Eligible Transferee is not a bank, Agent shall receive a representation in writing by such Eligible Transferee that either (1) no part of its acquisition of its Loans is made out of assets of any employee benefit plan, or (2)  after consultation, in good faith, with Borrowers and provision by Borrowers of such information as may be reasonably requested by such Eligible Transferee, the acquisition and holding of such Commitments and
Loans does not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, or (3) such assignment is an "insurance company general account," as such term is defined in the Department of Labor Prohibited Transaction Class
Exemption 95.60 (issued July 12, 1995) ("PTCE 95-60"), and, as of the date of the assignment, there is no "employee benefit plan"
with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other "employee benefit plans" maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds ten (10%) percent of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance
Commissioners Annual Statement filed with the state of domicile of such Eligible Transferee and (C) such transfer or assignment will not be effective until recorded by the Agent on the Register.  As used in this Section, the term "employee benefit plan" shall have the meaning assigned to it in Title I of ERISA and shall also include a "plan" as defined in Section 4975(e)(1) of the Code.

(b)      Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their
Loans (the "Register").  Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance.  Upon its receipt of each Assignment and Acceptance, Agent will give prompt notice thereof to Lenders and deliver to each of them a copy of the executed Assignment and Acceptance.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrowers, Obligors and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c)      Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and
Acceptance, (i) the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations
(including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

(d)      By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, the assigning
Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii)  the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers, Obligors or any of their respective Subsidiaries or the performance or observance by any Borrower or any
Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing
Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender,
Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender.  Agent and Lenders may furnish any information concerning Borrowers, Obligors or their respective Subsidiaries in the possession of Agent or any Lender from time to time to assignees and Participants.

(e)      Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its
Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Obligors, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other
Financing Agreements, (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements
(the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or any Obligor hereunder shall be determined as if such Lender had not sold such participation, and (iv) if such Participant is not a bank, represent that either (A)
no part of its acquisition of its participation is made out of assets of any employee benefit plan, or (B) after consultation, in good faith, with Borrowers and provision by Borrowers of such information as may be reasonably requested by the Participant, the acquisition and holding of such participation does not constitute a non-exempt prohibited transaction under Section 406 of ERISA and
Section 4975 of the Code, or (C) such participation is an "insurance company general account, " as such term is defined in the "PTCE
95-60", and, as of the date of the transfer there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other
"employee benefit plans" maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds ten (10%) percent of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the Participant.

(f)      Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank.

(g)      Borrowers shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.5 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited
to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential assignees or Participants.  Each Borrower shall certify the correctness, completeness and accuracy of all descriptions of such Borrower and its affairs provided, prepared or reviewed by such Borrower that are contained in any selling materials and all other information provided by it and included in such materials.

13.6     Participant's Security Interest.  If a Participant shall at any time participate with any Lender in the Loans, Letter of
Credit Accommodations or other Obligations, Borrowers hereby grant to such Participant and such Participant shall have and is hereby given, a continuing lien on and security interest in any money, securities and other property of Borrowers in the custody or possession of the Participant, including the right of setoff, to the extent of the Participant's participation in the Obligations, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct lender.

13.7     Confidentiality.  Each Lender agrees that it will use its reasonable best efforts not to disclose, without the prior consent of Borrowers, confidential information with respect to Borrowers, any Obligor or any of their respective Subsidiaries which is furnished pursuant to this Agreement and which is specifically designated as confidential in writing by Borrowers; provided, that, any Lender may disclose any such information (a) to its employees, auditors or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, (b) as has become generally available to the public without a breach of this Section 13.7, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation,
(e) in order to comply with any statute or regulation, and (f) to any prospective or actual assignee or Participant in connection with any contemplated transfer or participation of any of the Commitments or any interest therein by such Lender, provided, that, such assignee or Participant has agreed in writing to the confidentiality of any such confidential information in accordance with the terms of this Section 13.7.  Anything contained herein to the contrary notwithstanding, the obligations of confidentiality contained herein, as they relate to the transactions contemplated hereby, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transactions (including all written materials related to such tax structure and tax treatment).  The preceding sentence is intended to cause the transactions contemplated hereby to not be treated as having been offered under conditions of confidentiality for purposes of Section
1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the United States Internal
Revenue Code, and shall be construed in a manner consistent with such purpose.  In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the transactions contemplated hereby or any tax matter or tax idea related thereto.

13.8     Entire Agreement.  This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

13.9     Publicity.  Borrowers consent to Agent publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

SECTION 14.       JOINT AND SEVERAL LIABILITY; SURETYSHIP WAIVERS

14.1     Independent Obligations; Subrogation.  The Obligations of each Borrower hereunder are joint and several.  To the maximum extent permitted by law, each Borrower hereby waives any claim, right or remedy which either may now have or hereafter acquire against any other Borrower that arises hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Agent or any Lender against any Borrower or any Collateral which Agent or any Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise until the Obligations are fully paid and finally discharged.  In addition, each Borrower hereby waives any right to proceed against the other Borrowers, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which any Borrower may now have or hereafter have as against the other Borrowers with respect to the Obligations until the Obligations are fully paid and finally discharged.
Each Borrower also hereby waives any rights of recourse to or with respect to any asset of the other Borrowers until the Obligations are fully paid and finally discharged.

14.2     Authority to Modify Obligations and Security.  Each Borrower authorizes Agent and Lenders, without notice or demand and without affecting any Borrowers' liability hereunder, from time to time, whether before or after any notice of termination hereof or before or after any default in respect of the Obligations, to: (a) renew, extend, accelerate, or otherwise change the time for payment of, or otherwise change any other term or condition of, any document or agreement evidencing or relating to any Obligations as such Obligations relate to the other Borrowers, including, without limitation, to increase or decrease the rate of interest thereon; (b) accept, substitute, waive, defease, increase, release, exchange or otherwise alter any Collateral, in whole or in part, securing the other Borrowers' Obligations; (c) apply any and all such Collateral and direct the order or manner of sale thereof as
Agent and Lenders, in their sole discretion, may determine; (d) deal with the other Borrowers as Agent or any Lender may elect; (e)
in Agent's and Lenders' sole discretion, settle, release on terms satisfactory to them, or by operation of law or otherwise, compound, compromise, collect or otherwise liquidate any of the other Borrowers' Obligations and/or any of the Collateral in any
manner, and bid and purchase any of the collateral at any sale thereof; (f) apply any and all payments or recoveries from the other
Borrowers as Agent or Lenders, in their sole discretion, may determine, whether or not such indebtedness relates to the Obligations;
all whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others; and (g) apply any sums realized from
Collateral furnished by the other Borrowers upon any of its indebtedness or obligations to Agent or Lenders as they in their sole discretion, may determine, whether or not such indebtedness relates to the Obligations; all without in any way diminishing, releasing or discharging the liability of any Borrower hereunder.

14.3     Waiver of Defenses.  Upon an Event of Default by any Borrower in respect of any Obligations, and except as required in
Section 726 of the California Code of Civil Procedure, Agent or any Lender may, at their option and without notice to any Borrower, proceed directly against any Borrower to collect and recover the full amount of the liability hereunder, or any portion thereof, and each Borrower waives any right to require Agent or any Lender to: (a) proceed against the other Borrowers or any other person whomsoever; (b) proceed against or exhaust any Collateral given to or held by Agent or any Lender in connection with the Obligations;
(c) give notice of the terms, time and place of any public or private sale of any of the Collateral except as otherwise provided herein; or (d) pursue any other remedy in Agent's or any Lender's power whatsoever.  A separate action or actions may be brought and prosecuted against any Borrower whether or not action is brought against the other Borrowers and whether the other Borrowers be joined in any such action or actions; and each Borrower agrees that any payment of any Obligations or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to the liability hereunder.

14.4     Exercise of Agent's and Lenders' Rights.  Each Borrower hereby authorizes and empowers Agent and Lenders in their sole discretion, without any notice or demand to such Borrower whatsoever and without affecting the liability of such Borrower hereunder, to exercise any right or remedy which Agent or any Lender may have available to them against the other Borrowers.

14.5     Additional Waivers.  Each Borrower waives any defense arising by reason of any disability or other defense of the other
Borrowers or by reason of the cessation from any cause whatsoever of the liability of the other Borrowers or by reason of any act or omission of Agent or any Lender or others which directly or indirectly results in or aids the discharge or release of the other
Borrowers or any Obligations or any Collateral by operation of law or otherwise.  The Obligations shall be enforceable against each
Borrower without regard to the validity, regularity or enforceability of any of the Obligations with respect to any of the other
Borrowers or any of the documents related thereto or any collateral security documents securing any of the Obligations.  No exercise by Agent or any Lender of, and no omission of Agent or any Lender to exercise, any power or authority recognized herein and no impairment or suspension of any right or remedy of Agent or any Lender against any Borrower or any Collateral shall in any way suspend, discharge, release, exonerate or otherwise affect any of the Obligations or any Collateral furnished by the Borrowers or give to the Borrowers any right of recourse against Agent or any Lender.  Each Borrower specifically agrees that the failure of Agent or any Lender: (a) to perfect any lien on or security interest in any property heretofore or hereafter given any Borrower to secure payment of the Obligations, or to record or file any document relating thereto or (b) to file or enforce a claim against the estate
(either in administration, bankruptcy or other proceeding) of any Borrower shall not in any manner whatsoever terminate, diminish, exonerate or otherwise affect the liability of any Borrower hereunder.

14.6     Additional Indebtedness .  Additional Obligations may be created from time to time at the request of any Borrower and without further authorization from or notice to any other Borrower even though the borrowing Borrower's financial condition may deteriorate since the date hereof.  Each Borrower waives the right, if any, to require Agent or any Lender to disclose to such
Borrower any information it may now have or hereafter acquire concerning the other Borrowers' character, credit, Collateral, financial condition or other matters.  Each Borrower has established adequate means to obtain from the other Borrowers, on a continuing basis, financial and other information pertaining to such Borrower's business and affairs, and assumes the responsibility for being and keeping informed of the financial and other conditions of the other Borrowers and of all circumstances bearing upon the risk of nonpayment of the Obligations which diligent inquiry would reveal.  Neither Agent nor any Lender need inquire into the powers of any Borrower or the authority of any of their respective officers, directors, partners or agents acting or purporting to act in their behalf, and any Obligations created in reliance upon the purported exercise of such power or authority are hereby guaranteed.
All Obligations of each Borrower to Agent and Lenders heretofore, now or hereafter created shall be deemed to have been granted at each Borrower's special insistence and request and in consideration of and in reliance upon this Agreement.

14.7     Subordination.  Except as otherwise provided in this Section 14.7, any indebtedness of any Borrower now or hereafter owing to any other Borrower is hereby subordinated to the Obligations, whether heretofore, now or hereafter created, and whether before or after notice of termination hereof, and, following the occurrence and during the continuation of an Event of Default, no Borrower shall, without the prior consent of Agent, pay in whole or in part any of such indebtedness nor will any such Borrower accept any payment of or on account of any such indebtedness at any time while such Borrower remains liable hereunder.  At the request of Agent, after the occurrence and during the continuance of an Event of Default, each Borrower shall pay to Agent all or any part of such subordinated indebtedness and any amount so paid to Agent at its request shall be applied to payment of the Obligations.  Each payment on the indebtedness of any Borrower to the other Borrowers received in violation of any of the provisions hereof shall be deemed to have been received by any other Borrower as trustee for Agent and Lenders and shall be paid over to Agent immediately on account of the Obligations, but without otherwise affecting in any manner any such Borrower's liability under any of the provisions of this Agreement.  Each Borrower agrees to file all claims against the other Borrowers in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any indebtedness of the other Borrowers to such Borrower, and Agent and
Lenders shall be entitled to all of any such Borrower's rights thereunder.  If for any reason any such Borrower fails to file such claim at least thirty (30) days prior to the last date on which such claim should be filed, Agent, as such Borrower's attorney-in-fact, is hereby authorized to do so in Borrowers' name or, in Agent's discretion, to assign such claim to, and cause a proof of claim to be filed in the name of, Agent's nominee.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Agent the full amount payable on the claim in the proceeding, and to the full extent necessary for that purpose any such Borrower hereby assigns to Agent, for itself and the ratable benefit of Lenders, all such Borrower's rights to any payments or distributions to which such Borrower otherwise would be entitled.  If the amount so paid is greater than any such Borrower's liability hereunder, Agent will pay the excess amount to the person entitled thereto.

14.8     Revival.  If any payments of money or transfers of property made to Agent or any Lender by any Borrower should for any reason subsequently be declared to be, or in Agent's counsel's good faith opinion be determined to be, fraudulent (within the meaning of any state or federal law relating to fraudulent conveyances), preferential or otherwise voidable or recoverable in whole or in part for any reason (hereinafter collectively called "voidable transfers") under the Bankruptcy Code or any other federal or state law and Agent or any Lender is required to repay or restore, or in Agent's counsel's good faith opinion may be so liable to repay or restore, any such voidable transfer, or the amount or any portion thereof, then as to any such voidable transfer or the amount repaid or restored and all reasonable costs and expenses (including reasonable attorneys' fees) of Agent or any Lender related thereto, such
Borrower's liability hereunder shall automatically be revived, reinstated and restored and shall exist as though such voidable transfer had never been made to Agent or such Lender.

14.9     Understanding of Waivers .  Each Borrower warrants and agrees that the waivers set forth in this Section 14 are made with full knowledge of their significance and consequences.  If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AGENT                                                        BORROWERS:
WACHOVIA CAPITAL FINANCE                                     PC MALL, INC.
CORPORATION (WESTERN)

By:                                                          By:  \s\Ted Sanders
Name:                                                        Name: Ted Sanders
Title:                                                       Title: CFO

Address:      251 South Lake Avenue, Suite 900               PC MALL SALES, INC.
              Pasadena, CA 91101
              Attn:  Portfolio Manager
                                                             By:
                                                             Name:
LENDER                                                       Title:

WACHOVIA CAPITAL FINANCE                                     ELINUX.COM, INC.
CORPORATION (WESTERN)

                                                             By:
By:                                                          Name:
Name:                                                        Title:
Title:

                                                             CCIT, INC.
Address:      251 South Lake Avenue, Suite 900
              Pasadena, CA 91101
              Attn:  Portfolio Manager                       By:
                                                             Name:
                                                             Title:
Revolving Loan Commitment:  $50,000,000

Term Loan Commitment: $1,520,381.50                          WF ACQUISITION SUB, INC.

                                                             By:
                                                             Name:
                                                             Title:

LENDER

BANK OF AMERICA, NA                                          COMPUTABILITY LIMITED

By:
Name:                                                        By:
Title:                                                       Name:
                                                             Title:

Address:
                                                             AF SERVICES, LLC

                                                             By:
Revolving Loan Commitment:  $25,000,000                      Name:
                                                             Title:
Term Loan Commitment: $760,415.75

                                                             PC MALL GOV, INC.
LENDER

LASALLE BUSINESS CREDIT, LLC                                 By:
                                                             Name:
By:                                                          Title:
Name:
Title:
                                                             SIFY, INC.

Address:
                                                             By:
                                                             Name:
                                                             Title:

Revolving Loan Commitment:  $25,000,000
                                                             ONSALE, INC.
Term Loan Commitment: $760,415.75

                                                             By:
                                                             Name:
                                                             Title:

                                                             AV ACQUISITION, INC.

                                                             By:
                                                             Name:
                                                             Title:

                                                             MALL ACQUISITION 1, INC.

                                                             By:
                                                             Name:
                                                             Title:

                                                             MALL ACQUISITION 2, INC.

                                                             By:
                                                             Name:
                                                             Title:

                                                             Address:    2555 West 190th Street
                                                                         Torrance, California 90504
                                                                         Attn:  Chief Financial Officer

                                                              (continued)
                                                                                                                                  Page

                                                        -ii-

                                                                                                                                  Page

                                                        -i-

                                                              (continued)

                                                        -v-

Exhibit A                  Form of Assignment and Acceptance Agreement

Exhibit B                  Information Certificates

Exhibit C                  Inventory Turn Calculation

Exhibit D                  Adjusted Tangible Net Worth Calculation

Schedule 8.4               Other Liens

Schedule 8.8               Accounts

Schedule 8.9               Environmental Disclosures

Schedule 9.9               Indebtedness